EXHIBIT 2.1

                            ASSET PURCHASE AGREEMENT


                          dated as of January 29, 2002

                                      among


                   NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.,


                             HSL ACQUISITION CORP.,


                             HEALTH SOLUTIONS, LTD.


                                       and


                         THE OTHER PERSONS NAMED HEREIN



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                                TABLE OF CONTENTS
ARTICLE I             DEFINITIONS................................................................................1

         Section 1.01          Certain Defined Terms.............................................................1
         Section 1.02          Terms Generally...................................................................8

ARTICLE II            PURCHASE AND SALE OF ASSETS................................................................9

         Section 2.01          Purchase and Sale of Assets.......................................................9
         Section 2.02          Excluded Assets..................................................................10
         Section 2.03          Assumption of Liabilities........................................................11
         Section 2.04          Excluded Liabilities.............................................................11
         Section 2.05          Purchase Price; Contingent Payment; Allocation of Purchase Price.................12
         Section 2.06          Closing..........................................................................13
         Section 2.07          Closing Deliveries by the Seller.................................................13
         Section 2.08          Closing Deliveries by the Purchaser..............................................14

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE OWNERS...............................14

         Section 3.01          Organization, Etc................................................................14
         Section 3.02          Subsidiaries.....................................................................15
         Section 3.03          Capitalization...................................................................15
         Section 3.04          Authorization....................................................................16
         Section 3.05          No Violation.....................................................................16
         Section 3.06          Approvals........................................................................16
         Section 3.07          Financial Statements and Other Information.......................................16
         Section 3.08          Absence of Certain Changes or Events.............................................18
         Section 3.09          Taxes............................................................................19
         Section 3.10          Litigation.......................................................................20
         Section 3.11          Compliance with Laws.............................................................20
         Section 3.12          Real Property....................................................................21
         Section 3.13          Environmental Matters............................................................21
         Section 3.14          Condition of the Assets and Related Matters......................................21
         Section 3.15          Employee Plans...................................................................22
         Section 3.16          Labor Matters....................................................................23
         Section 3.17          Contracts........................................................................24
         Section 3.18          Insurance Policies...............................................................24
         Section 3.19          Records..........................................................................24
         Section 3.20          [INTENTIONALLY OMITTED]..........................................................25
         Section 3.21          Brokers..........................................................................25
         Section 3.22          Suppliers and Customers..........................................................25
         Section 3.23          Intellectual Property............................................................25
         Section 3.24          Licenses.........................................................................26
         Section 3.25          No Illegal or Improper Transactions..............................................26
         Section 3.26          Owners' Representations..........................................................26

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF NMHC AND THE PURCHASER..................................27

         Section 4.01          NMHC Organization, Etc...........................................................27
         Section 4.02          Purchaser Organization, Etc......................................................27
         Section 4.03          Authorization....................................................................27
         Section 4.04          No Violation.....................................................................28
         Section 4.05          Approvals........................................................................28
         Section 4.06          Brokers..........................................................................28
         Section 4.07          Financial Statements and Other Information.......................................28
         Section 4.08          Absence of Certain Changes or Events.............................................29
         Section 4.09          Compliance with Laws.............................................................29

ARTICLE V             COVENANTS.................................................................................29

         Section 5.01          General..........................................................................29
         Section 5.02          Further Assurances...............................................................29
         Section 5.03          Non-Competition; Non-Solicitation................................................29
         Section 5.04          Consents.........................................................................30
         Section 5.05          Public Announcements.............................................................31
         Section 5.06          Confidentiality Obligations of the Parties.......................................31
         Section 5.07          Discharge of Liabilities.........................................................31
         Section 5.08          Employee Matters.................................................................32
         Section 5.09          Maintenance of Books and Records; Right of Access................................32
         Section 5.10          Maintenance of Insurance.........................................................33
         Section 5.11          Bulk Sales Law...................................................................33
         Section 5.12          Risk of Loss.....................................................................33
         Section 5.13          Collection of Accounts Receivable................................................33
         Section 5.14          NMHC Guarantee...................................................................33
         Section 5.15          Cooperation of Seller's Accountants..............................................34
         Section 5.16          Change in Seller; Restrictions...................................................34

ARTICLE VI            CONDITIONS PRECEDENT TO OBLIGATIONS OF NMHC AND PURCHASER.................................35

         Section 6.01          Accuracy of Representations and Warranties.......................................35
         Section 6.02          Performance......................................................................35
         Section 6.03          No Material Adverse Change.......................................................35
         Section 6.04          Certification by the Seller......................................................35
         Section 6.05          Absence of Litigation............................................................35
         Section 6.06          Legal Prohibition................................................................35
         Section 6.07          Consents, Approvals, Permits, Licenses, Etc......................................36
         Section 6.08          Employment Agreement.............................................................36
         Section 6.09          Escrow Agreement.................................................................36
         Section 6.10          Closing Matters..................................................................36
         Section 6.11          Opinion..........................................................................36
         Section 6.12          Subsidiary Opinion...............................................................36
         Section 6.13          Delivery of Financial Statements.................................................36
         Section 6.14          Financing........................................................................36
         Section 6.15          Temporary Services Agreement.....................................................36
         Section 6.16          Consulting Agreement.............................................................37
         Section 6.17          Trademark Assignments............................................................37
         Section 6.18          Bank Release.....................................................................37
         Section 6.19          IPA Sub..........................................................................37

ARTICLE VII           CONDITIONS PRECEDENT TO OBLIGATIONS OF the SELLER.........................................37

         Section 7.01          Accuracy of Representations and Warranties.......................................37
         Section 7.02          Performance......................................................................37
         Section 7.03          Certification by the Purchaser...................................................38
         Section 7.04          Stock Options....................................................................38
         Section 7.05          Employment Agreement.............................................................38
         Section 7.06          Consulting Agreement.............................................................38

ARTICLE VIII          INDEMNIFICATION...........................................................................38

         Section 8.01          Indemnification by NMHC and the Purchaser........................................38
         Section 8.02          Indemnification by the Seller and the Owners.....................................39
         Section 8.03          Notification of Claims...........................................................40
         Section 8.04          Certain Adjustments..............................................................42
         Section 8.05          Survival of Representations and Warranties.......................................42
         Section 8.06          Other Indemnification Provisions.................................................42
         Section 8.07          Escrow Agreement.................................................................43
         Section 8.08          Order of Demand..................................................................43
         Section 8.09          Additional Limitation............................................................43

ARTICLE IX            TERMINATION...............................................................................44

         Section 9.01          Termination of Agreement.........................................................44
         Section 9.02          Effect of Termination............................................................44

ARTICLE X             GENERAL PROVISIONS........................................................................45

         Section 10.01         Effect of Due Diligence..........................................................45
         Section 10.02         Expenses.........................................................................45
         Section 10.03         Notices..........................................................................45
         Section 10.04         Headings.........................................................................46
         Section 10.05         Severability.....................................................................46
         Section 10.06         Entire Agreement.................................................................46
         Section 10.07         Assignment.......................................................................46
         Section 10.08         No Third-Party Beneficiaries.....................................................46
         Section 10.09         Amendment........................................................................46
         Section 10.10         Arbitration; Governing Law; Submission to Jurisdiction, Waivers..................47
         Section 10.11         Counterparts.....................................................................47
         Section 10.12         Construction.....................................................................47
         Section 10.13         Specific Performance.............................................................48


EXHIBITS
Exhibit 1.01                           Form of Bill of Sale and Assignment
Exhibit 6.08                           Form of Employment Agreement
Exhibit 6.09                           Form of Escrow Agreement
Exhibit 6.11                           Form of Opinion of Counsel to the Seller
Exhibit 6.12                           Form of Opinion of Counsel to the IPA Sub
Exhibit 6.15                           Form of Temporary Services Agreement
Exhibit 6.16                           Form of Consulting Agreement
Exhibit 6.17                           Form of Trademark Assignment
Exhibit 7.04                           Form of Stock Option Agreement

Schedule 2.05                          Contingent Payments
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     ASSET  PURCHASE  AGREEMENT,  dated as of January 29, 2002,  among  National
Medical Health Card Systems, Inc., a New York corporation ("NMHC"), HSL Acquisition Corp., a Delaware corporation (the "Purchaser"), Health Solutions Ltd., a New York corporation (together with its predecessor companies, the "Seller"), and Fred Cohen, Ronald J. Isaacs, Alan K. Kadish, Gerald A.
Pedinotti, Charles A. Hartman, Rocco F. Giruzzi, Jr., Joseph M. Lapentina, Christopher DelVecchio, Dominick A. Bizzarro, Danny J. Wheeler and Patrick J. McLaughlin (each, an "Owner" and, collectively, the "Owners").

                              W I T N E S S E T H:

     WHEREAS, the Purchaser desires to purchase, and the Seller desires to sell, all of the assets of the Seller that are used in connection with the Business (except as otherwise provided herein), all upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in reliance upon the covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS


     Section 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

     "AAA" has the meaning ascribed to such term in Section 10.10(a) hereof.

     "Accounts Receivable" has the meaning ascribed to such term in Section 3.07(c) hereof.

     "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority or arbitration panel.

     "Additional  Incentive  Payment"  has the meaning  ascribed to such term in
Schedule 2.05(c) hereof.

     "Additional Incentive Payment Target" has the meaning ascribed to such term in Schedule 2.05(c) hereof.

     "Affiliate" means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such specified Person.

     "Agreement" means this Agreement, including the Disclosure Schedule, the other Schedules and the Exhibits and all amendments hereto.

     "AIP  Adjusted  Gross  Margin"  has the  meaning  ascribed  to such term in
Schedule 2.05(c) hereof.

     "Ancillary Agreements" means the Bill of Sale, the Employment Agreement, the Consulting Agreement, the Trademark Assignments, the Temporary Services Agreement and the Escrow Agreement.

     "Assets" has the meaning ascribed to such term in Section 2.01 hereof.

     "Assumed Contracts" has the meaning ascribed to such term in Section 2.01 hereof.

     "Assumed IPA Sub Liabilities" means all of the IPA Sub's obligations (other than obligations arising as a result of breaches by the IPA Sub) arising or continuing after the Closing under Contracts to which IPA Sub is a party described on Schedule 3.17; provided that in no event shall such obligations include any fees, credits, refunds, offsets or other amounts payable by the IPA Sub in respect of any period prior to the time of the Closing.

     "Assumed Liabilities" has the meaning ascribed to such term in Section 2.03 hereof.

     "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction that forms or could reasonably be expected to form the basis for any specified consequence.

     "Bill of Sale" means, the bill of sale and assignment, substantially in the form attached hereto as Exhibit 1.01, to be delivered by the Seller to NMHC and the Purchaser at the Closing.

     "Business" means the Seller's and its Subsidiaries' pharmacy benefit management business of (i) contracting with sponsors of pharmacy benefit plans, pharmacies or pharmacists to provide pharmaceutical products and/or services to sponsors of pharmacy benefit plans or individuals covered by pharmacy benefit plans; (ii) managing a network of pharmacies or pharmacists, (iii) processing the claims for such services, (iv) providing prescription mail order service, and (v) contracting directly with pharmaceutical manufacturers or third party rebate aggregators for the provision of rebates; provided, that the term "Business" shall not refer to the Integrail Business.

     "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the City of New York.

     "Business Employees" has the meaning ascribed to such term in Section 3.15(a) hereof.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations promulgated thereunder.

     "Claimed Losses" has the meaning ascribed to such term in Section 8.09(b) hereof.

     "Closing" means the completion of the sale and purchase of the Assets pursuant to this Agreement.

     "Closing  Date"  has the  meaning  ascribed  to such term in  Section  2.06 hereof.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Common Stock" means the common stock, par value $1.00, of the Seller.

     "Confidential Information" means any information concerning the Assets that is not generally known to the public and proprietary to be kept in confidence by a party, including, without limitation, information, knowledge or data of an industrial, intellectual or technical nature that relates to a party's business plans, business opportunities, projections and costs, pricing or marketing data, finances, products, designs, processes, know-how and personnel.

     "Consulting Agreement" means the Consulting Agreement, substantially in the form attached as Exhibit 6.16, to be entered into pursuant to Section 6.16.

     "Contingent Amounts" has the meaning ascribed to such term in Schedule 2.05(c) hereof.

     "Contingent Payment" has the meaning ascribed to such term in Section 2.05(c) hereof.

     "Contract"  means  any  oral  or  written  agreement,   lease,  License  or
sublicense, evidence of indebtedness, mortgage, indenture, security agreement, deed of trust or other contract, commitment, arrangement or obligation.

     "Control" means, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise. The term "Controlled" shall have a correlative meaning.

     "Copyrights" means copyrightable works, copyrights (whether or not registered), and registrations and applications for registration therefor, and all rights provided by international treaties or conventions with respect to the foregoing.

     "Disallowed Amounts" has the meaning ascribed to such term in Section 8.09(b) hereof.

     "Disclosure Schedule" means the Disclosure Schedule delivered by the Seller to the Purchaser on the date hereof and initialed by the parties hereto.

     "Employment Agreement" means the Employment Agreement, substantially in the form attached hereto as Exhibit 6.08, to be entered into pursuant to Section 6.08.

     "Employee Plan" has the meaning ascribed to such term in Section 3.15(a) hereof.

     "Environmental Law" means any Law or Order relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" has the meaning ascribed to such term in Section 3.15(a) hereof.

     "Escrow Agent" shall be JP Morgan Chase Bank.

     "Escrow Agreement" means the Escrow Agreement, substantially in the form attached hereto as Exhibit 6.09, to be entered into pursuant to Section 6.09.

     "Escrowed Cash" means $3,000,000.

     "Escrow Release Date" has the meaning ascribed to such term in Section 2.05(a) hereof.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor Law, and rules and regulations issued by the SEC pursuant to that act or any successor Law.

     "Excluded Assets" has the meaning ascribed to such term in Section 2.02 hereof.

     "Excluded IPA Sub Liabilities" means, other than Assumed IPA Sub Liabilities, any liability or obligation of the IPA Sub arising or existing prior to the Closing Date, including, without limitation, liabilities and obligations arising out of transactions entered into prior to the Closing Date (including, without limitation, liabilities or obligations arising out of any breach by the IPA Sub of any provision of any Contract to which the IPA Sub is a party, including, but not limited to, liabilities or obligations arising out of the IPA Sub's failure to perform as required under any Contract in accordance with its terms prior to the Closing), any action or inaction prior to the Closing Date or any state of facts existing prior to the Closing Date (regardless of when asserted).

     "Excluded  Liabilities"  has the  meaning  ascribed to such term in Section
2.04 hereof.

     "Facility" means the Seller's offices located at 23 British American Boulevard, Latham, New York 12110.

     "First Contingent Amount" has the meaning ascribed to such term in Schedule 2.05(c) hereof.

     "GAAP" means United States generally accepted accounting principles.

     "Governmental Authority" means any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or court, tribunal or judicial body.

     "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

     "Gross Margin" has the meaning ascribed to such term in Schedule 2.05(c) hereof.

     "Hazardous Material" means (A) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs); (B) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law; and
(C) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental Authority under any Environmental Law.

     "Integrail  Business"  means the  Seller's  health  information  management business of (i) software development for health care; (ii) providing on line analytical processing (OLAP) of data; (iii) the analysis of health care data elements such as clinical (medical and pharmacy) data, provider characteristics, patient characteristics and health facility characteristics and creates different types of reports based upon the analysis; (v) providing consulting services in connection with software manufactured by Integrail for analyzing, reporting on, interpreting and using health care data elements; (vi) providing data mapping, data conversion, electronic access, data warehousing, application linking, integration of web applications and cross platform integration; and
(vii) providing drug and drug category analysis information and intelligence to the biotech and pharmaceutical industry.

     "Indemnified Party" has the meaning ascribed to such term in Section 8.03(a) hereof.

     "Indemnifying Party" has the meaning ascribed to such term in Section 8.03(a) hereof.

     "Intellectual Property" means United States, international, and foreign (a) patents, patent applications and statutory invention registrations, including reissuances, divisions, continuations, continuations in part, extensions and reexaminations thereof, all inventions, all rights provided by international treaties or conventions with respect to the foregoing, and all improvements thereto, (b) Trademarks, (c) Copyrights, (d) confidential and proprietary information, including trade secrets, technology, know-how, formulae, databases and customer and supplier lists, (e) computer software (including source codes, data and related documentation), and (f) all other proprietary rights, in each case, whether owned or licensed. "IPA Sub" means PSCNY IPA, Inc., a New York corporation and wholly-owned Subsidiary of the Seller, including any predecessors.

     "IPA Sub Contracts" has the meaning ascribed to such term in Section 3.17 hereof.

     "Knowledge of the Seller" means the actual knowledge of each of the Owners.

     "Law" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order or other requirement or rule of law.

     "Leased Real Property" has the meaning ascribed to such term in Section 3.12(b) hereof.

     "Licenses" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, filings, qualifications, privileges, franchises and similar consents granted or issued by any Governmental Authority.

     "Lien" means any mortgage, deed of trust, pledge, hypothecation, security interest, encumbrance, claim, lien or charge of any kind, or any conditional sales Contract, title retention Contract or other Contract to create any of the foregoing (it being understood that a Contract which permits a purchaser to return items purchased thereunder shall not be deemed to constitute a Lien solely by virtue thereof).

     "Losses" has the meaning ascribed to such term in Section 8.01(a) hereof.

     "NMHC  Financial  Statements"  has the  meaning  ascribed  to such  term in
Section 4.07 hereof.

     "NMHCRx Business" means NMHC's and its Affiliates' business of (i) specialty pharmacy services; (ii) contracting with sponsors of pharmacy benefit plans, pharmacies or pharmacists to provide pharmaceutical products and/or pharmacy benefit management services to sponsors of pharmacy benefit plans or individuals covered by pharmacy benefit plans; (iii) managing a network of pharmacies or pharmacists, (iv) processing the claims for such services, (v) providing prescription mail order service, and (vi) contracting directly with pharmaceutical manufacturers or third party rebate aggregators for the provision of rebates.

     "Nonassignable  Contracts" has the meaning ascribed to such term in Section
2.01 hereof.

     "Permitted Liens" means the following Liens: (a) Liens for Taxes, assessments or other governmental charges or levies that are not yet due or payable, (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and repairmen and other Liens imposed by Law for amounts not yet due, (c) Liens incurred or deposits made in the ordinary course of business of the Business consistent with past practice in connection with worker's compensation, unemployment insurance or other types of social security, and (d) Liens not created by the Seller which affect the underlying fee interest of any Leased Real Property (as defined herein).

     "Person" means any natural person,  general or limited partnership,  trust,
corporation,   limited  liability  company,  firm,   association,   Governmental
Authority or other legal entity.

     "Purchaser  Indemnified  Parties" has the meaning  ascribed to such term in
Section 8.02(a) hereof.

     "Purchase Price" has the meaning ascribed to such term in Section 2.05(a) hereof.

     "Real Property Leases" has the meaning ascribed to such term in Section 3.12(b) hereof.

     "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

     "Sale Proceeds" has the meaning ascribed to such term in Section 5.16(a) hereof.

     "SEC" has the meaning ascribed to such term in Section 4.07 hereof.

     "SEC  Documents"  has the  meaning  ascribed  to such term in Section  4.07 hereof.

     "Second  Contingent  Amount"  has the  meaning  ascribed  to  such  term in
Schedule 2.05(c) hereof.

     "Seller Balance Sheet" has the meaning ascribed to such term in Section 3.07(a) hereof.

                  "Seller Financial Statements" has the meaning ascribed to such term in Section 3.07(a) hereof.

     "Seller  Indemnified  Parties"  has the  meaning  ascribed  to such term in
Section 8.01(a) hereof.

     "Seller  Intellectual  Property"  has the meaning  ascribed to such term in
Section 3.23 hereof.

     "Seller Material Adverse Effect" means any event, change, occurrence or development that has had or could reasonably be expected to have a material adverse effect on (a) the Business taken as a whole, assets, results of operations, prospects or condition (financial or otherwise) of the Business or
(b) the ability of the Seller or the Owners to perform their obligations under this Agreement.

     "Seller's Current Assets" means, as of a specified date, current assets on the books of Seller determined in accordance with GAAP.

     "Seller's Current Liabilities" means, as of a specified date, current liabilities on the books of Seller determined in accordance with GAAP.

     "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust, estate or other Person of which (or in which) more than 50% of (a) the issued and outstanding capital stock or other equity interests having ordinary voting power to elect a majority of the board of directors of such corporation or Persons performing similar functions of any other Person (irrespective of whether at the time capital stock or other equity interests of any other class or classes of such corporation or other Person shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or other Person, or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

     "Tax" or "Taxes" means all income, excise, gross receipts, ad valorem, sales, use, employment, franchise, profits, gains, property, transfer, payroll, withholding, severance, occupation, social security, unemployment compensation, alternative minimum, value added, intangibles or other taxes, fees, stamp taxes, duties, charges, levies or assessments of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any Governmental Authority with respect thereto.

     "Tax  Return" or "Tax  Returns"  has the  meaning  ascribed to such term in
Section 3.09(a) hereof.

     "Third Party Claim" has the meaning ascribed to such term in Section 8.03(b) hereof.

     "Trademarks" means trademarks, service marks, trade dress, logos, proprietary icons, trade names, corporate names, internet domain names and other source identifiers (whether or not registered) including all common law rights therein, and registrations and applications for registration therefor, all rights provided by international treaties or conventions with respect to the foregoing, and all reissuances, extensions and renewals of any of the foregoing and all goodwill associated therewith.

     Section 1.02......Terms  Generally.  Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, the terms "hereof", "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified, and the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation", unless otherwise specified.

                                   ARTICLE II

                           PURCHASE AND SALE OF ASSETS


     Section 2.01. Purchase and Sale of Assets. At the Closing, on the terms and subject to the conditions contained herein, the Seller shall sell, transfer, convey, assign and deliver to the Purchaser, and the Purchaser shall purchase and accept from the Seller, all of the Seller's right, title and interest in and to all assets and properties which relate to or are used in connection with the Business that are owned, leased or licensed by the Seller, free and clear of any Liens, other than the Excluded Assets (collectively, the "Assets"), including, without limitation:

     (a) all rights of the Seller in and to the Seller Intellectual Property which relate to or are used in connection with the Business, including without limitation the Seller Intellectual Property listed on Schedule 2.01(a);

     (b) the goodwill and going concern value of the Business, including without limitation the right to use the names "Centrus" and "Centrus Pharmacy Benefits Management";

     (c) all credits, deferred charges, advance payments, security deposits and prepaid expenses, which relate to or are used in connection with the Business;

     (d) any other asset that would be classified as a current asset under GAAP which relates to or is used in connection with the Business;

     (e) all property, plant and equipment, machinery, supplies, furniture, automobiles, fixtures, computers, computer files, books and records, intangibles and other items of personal property which relates to or is used in connection with the Business;

     (f) all deposits and other noncurrent assets as reflected on the Seller Balance Sheet and all deposits made and noncurrent assets acquired since the date of the Seller Balance Sheet, which relate to or are used in connection with the Business;

     (g) all rights of and benefits accruing to the Seller under Contracts, which relate to or are used in connection with the Business (including Nonassignable Contracts), including rights to assert claims and take other rightful actions in respect of breaches, defaults and other violations of such Contracts (the "Assumed Contracts"), including the Contracts listed on Schedule 3.17;

     (h) all Licenses of the Seller, which relate to or are used in connection with the Business, including the Licenses listed on Schedule 2.01(h);

     (i) all agreements with vendors, which relate to or are used in connection with the Business and which are listed on Schedule 2.01(i);

     (j) all rights to causes of action, lawsuits, judgments, claims and demands of any nature available to or being pursued by the Seller with respect to the Business or the ownership, use, function or value of any Asset, whether arising by way of counterclaim or otherwise;

     (k) all guarantees, warranties, indemnities and similar rights in favor of the Seller with respect to any Asset;

     (l) all operating data and records of the Seller, which relate to or are used in connection with the Business including, without limitation, customer lists and records, vendor lists, equipment logs, operating guides and manuals, telephone numbers and connections, purchasing materials and records, correspondence and other similar documents and books and records;

     (m) all of the outstanding capital stock of the IPA Sub; and

     (n) without  limiting the foregoing the assets listed on Schedule  2.01(n).


     Notwithstanding the foregoing, to the extent that assignment hereunder by the Seller to the Purchaser of any Assumed Contract or License is not permitted or is not permitted without the consent of any third party, this Agreement will not be deemed to be an assignment of the same or to constitute an undertaking to assign the same if such consent is not given or if such an assignment or undertaking to assign otherwise would constitute a breach of or cause a loss of benefits thereunder. The Seller will use its commercially reasonable efforts to obtain any and all such third party consents. If any such third party consent is not obtained prior to the Closing, the Seller will continue to use its commercially reasonable efforts to obtain such consents after the Closing Date until such consent has been obtained (or, with the cooperation of the Purchaser, use its commercially reasonable efforts to negotiate a new agreement with the other party to such Nonassignable Contract), and will cooperate with the Purchaser in any reasonable arrangement designed to provide to the Purchaser after the Closing the benefits under the applicable Assumed Contract or License, including enforcement of rights thereunder at the cost and for the account of the Purchaser, and the Purchaser shall perform all of the Seller's obligations with respect to such Assumed Contract or License, to the extent the Purchaser would have been responsible therefor hereunder if such consent or approval had been obtained. The Seller shall pay and discharge, and shall indemnify and hold the Purchaser harmless from and against, any and all out-of-pocket costs of seeking to obtain or obtaining any such consent or approval whether before or after the Closing Date. This Section 2.01 shall not be deemed to constitute an agreement to exclude from the Assets any assets described under Section 2.01. The Contracts and Licenses set forth on Schedule 2.01(l) (the "Nonassignable Contracts") are included in the definition of Assets but are not permitted or are not permitted without the consent of a third party to be assigned to the Purchaser under this Agreement. Following the Closing, the Seller shall not terminate, modify or amend any Nonassignable Contract without the Purchaser's prior written consent.

     Section 2.02. Excluded Assets. Anything to the contrary in Section 2.01 notwithstanding, the Assets shall not include, and the Purchaser shall not purchase, (i) any of the Seller's cash, (ii) any of Seller's trade and other accounts receivable ("Accounts Receivable") and (iii) those items described on
Schedule 2.02 hereto (collectively, the "Excluded Assets").

     Section 2.03. Assumption of Liabilities. On the terms and subject to the conditions contained herein, the Purchaser shall assume and agree to pay, perform and discharge in accordance with their terms only the following obligations, debts and liabilities of the Seller (collectively, the "Assumed Liabilities"):

     (a) all of the Seller's obligations (other than obligations arising as a result of breaches by the Seller) arising or continuing after the Closing under the Assumed Contracts listed on Schedule 2.03(a) and Licenses listed on Schedule 2.03(a); provided, that in no event shall such obligations include any fees, refunds, offsets, credits or other amounts payable by the Seller in respect of any period prior to the time of the Closing;

     (b) each of the other liabilities identified on Schedule 2.03(b), which assumed liabilities will in no event exceed $1,506,426 in the aggregate; and

     (c) all of the Seller's obligations (other than obligations arising as a result of breaches by the Seller) arising or continuing after the Closing under the capital and operating leases listed on Schedule 2.03(c); provided, that in no event shall such obligations include any fees, refunds, offsets, credits or other amounts payable by the Seller in respect of any period prior to the time of the Closing.

     Section 2.04. Excluded Liabilities. It is understood and agreed that the Purchaser is not hereby assuming any (i) liabilities of the Seller other than the Assumed Liabilities (such liabilities other than the Assumed Liabilities being referred to herein as the "Excluded Liabilities") or (ii) any Excluded IPA Sub Liabilities. In addition, anything contained in this Agreement to the contrary notwithstanding (other than as set forth below), the Assumed Liabilities do not include and, accordingly, the Excluded Liabilities include, without limitation, the following liabilities:

     (a) any obligation of the Seller or any Owner for Taxes (including, without limitation, any liability for Taxes of any Person for which the Seller could be liable and any obligation of the Seller to indemnify or reimburse any other Person for Taxes), including without limitation any Taxes arising from the operation of the Business or the ownership of the Assets through the Closing or arising out of the consummation of the transactions contemplated hereby (for purposes of this Section 2.04(a), all real property Taxes, personal property Taxes and similar ad valorem obligations levied with respect to the Assets for a tax period that includes (but does not end on) the Closing Date shall be apportioned between the Seller and Purchaser based upon the number of days of such period included in the period before (and including) the Closing Date and the number of days of such tax period after the Closing Date);

     (b) all borrowings on life insurance;

     (c) except as identified Section 2.03(b), all current and long-term liabilities of the Seller, including without limitation any claims payable, rebates payable and accounts payable;

     (d) any liabilities or obligations of any Owner;

     (e) the liabilities and obligations of the Seller arising under this Agreement or any of the Ancillary Agreements;

     (f) any liabilities of the Seller under any Contract pursuant to which the Seller or any predecessor of the Seller acquired the Business or any part thereof from a third party;

     (g) any liability or obligation, including, without limitation, any liability for the Seller's attorney's fees or expenses, resulting from any litigation disclosed pursuant to Section 3.10;

     (h) any liability or obligations arising under or in connection with any pension, insurance, bonus, profit-sharing or other Employee Plan (as defined in Section 3.15(a)) or any obligation relating to salaries, bonuses, vacation or severance pay, or any obligation under any Law, including, ERISA and Section 4980B of the Code;

     (i) any liability, Contract or other obligation of the Seller, known or unknown, fixed or contingent, the existence of which constitutes or will constitute a breach of any representation or warranty of the Seller contained in or made pursuant to this Agreement or which the Purchaser is not assuming hereunder;

     (j) any liabilities or obligations of the Seller under any Contracts relating to the Excluded Assets;

     (k) any violation of any Law;

     (l) any liability or obligation arising prior to the Closing Date, including, without limitation, liabilities and obligations arising out of transactions entered into prior to the Closing Date (including, without limitation, liabilities or obligations arising out of any breach by the Seller of any provision of any Assumed Contract, including, but not limited to, liabilities or obligations arising out of the Seller's failure to perform as required under any Contract in accordance with its terms prior to the Closing), any action or inaction prior to the Closing Date or any state of facts existing prior to the Closing Date (regardless of when asserted) not expressly assumed by the Purchaser pursuant to this Agreement;

     (m) all liabilities or obligations of the Seller under real property leases;

     (n) all legal fees and expenses incurred by the Seller or for which the Seller is otherwise liable; and

     (o) all accounting fees and expenses incurred by the Seller or for which the Seller is otherwise liable, except as otherwise provided in Section 10.02.

     Section 2.05. Purchase Price; Contingent Payment; Allocation of Purchase Price.

     (a) The aggregate purchase price to be paid by the Purchaser for the Assets (the "Purchase Price") shall consist of $40,000,000 in cash. At the Closing, NMHC shall deliver (1) to the Seller a wire transfer of immediately available funds in the amount of $37,000,000, and (2) to the Escrow Agent, a wire transfer of immediately available funds in an amount equal to the Escrowed Cash.

     (b) The Escrowed Cash shall be held in the escrow account pursuant to the Escrow Agreement until such time as determined in accordance with the terms of the Escrow Agreement (the "Escrow Release Date").

     (c) Contingent Payments. In addition to the Purchase Price and subject to the provisions contained in Schedule 2.05(c) hereto, the Purchaser shall, to the extent applicable, pay to the Seller as additional consideration for the sale of the Assets, cash as calculated in accordance with Schedule 2.05(c) hereto (the "Contingent Payment").

     (d) The aggregate purchase price shall be allocated to the Assets as set forth on Schedule 2.05(d). The Seller, the Owners and the Purchaser shall report the federal, state, local and foreign Tax consequences of the transaction contemplated by this Agreement in a manner consistent with such allocation. The Seller, the Owners and the Purchaser further covenant and agree not to take a position with respect to Taxes that is inconsistent with such allocation on any Tax Return or otherwise, except as may be required by Law; provided, however, that if any Tax authority makes or proposes an allocation with respect to the Purchase Price which differs materially from such allocation, each of NMHC, the Purchaser, the Owners and the Seller shall have the right, at its or his election and expense, to contest such Tax authority's determination. Each party shall provide the other party with all notices and information reports filed with Tax authorities and agencies with respect to the allocation of the Purchase Price.

     Section 2.06. Closing. Subject to the terms and conditions of this Agreement, the Closing shall take place at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York commencing at 9:00 a.m. on the second Business Day following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated hereby (other than conditions with respect to the certificates, opinions and agreements to be delivered at the Closing); provided, however, that date of the Closing shall be no later than January 31, 2002 (the date on which the Closing takes place being the "Closing Date"), unless extended by mutual consent of the Purchaser and the Seller. The Closing shall be deemed effective as of the opening of business on the Closing Date. Each party hereto agrees to use its or his reasonable efforts to satisfy promptly the conditions to the obligations of the respective parties hereto in order to expedite the Closing.

     Section 2.07. Closing Deliveries by the Seller. At the Closing, the Seller shall deliver or cause to be delivered to NMHC and the Purchaser:

     (a) executed copies of the Ancillary Agreements;

     (b) all certificates and other documents required to be delivered on the Closing Date pursuant to Article VI hereof;

     (c) the minutes and stock records books of the IPA Sub; and

     (d) such other certificates and documents or the Purchaser or its counsel may reasonably request.

     Section 2.08. Closing Deliveries by the Purchaser. At the Closing, the Purchaser shall deliver:

     (a) to the Seller executed copies of the Ancillary Agreements to which it is a party;

     (b) to the Seller a wire transfer in an amount equal to the Purchase Price, less the Escrowed Cash;

     (c) to the Escrow Agent a wire transfer equal to the amount of the Escrowed Cash;

     (d) all certificates and other documents required to be delivered on the Closing Date pursuant to Article VII hereof; and

     (e) such other certificates and documents as the Seller or its counsel may reasonably request.

                                  ARTICLE III

           REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE OWNERS


     The Seller represents and warrants to NMHC and the Purchaser that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III), except as set forth in the Disclosure Schedule and except that the Seller shall not be deemed to have made the representation in Section 3.26. Each of the Owners, jointly and severally, represents and warrants to NMHC and the Purchaser that the statements contained in Section 3.26 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III), except as set forth in the Disclosure Schedule. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article III; provided, however, that a matter disclosed in reference to any particular section or subsection will be deemed to be disclosed for purposes of any other section or subsections of this Article III, if the matter is disclosed in such a way to make its relevance to such other sections or subsections reasonably apparent.

     Section 3.01. Organization, Etc. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. The Seller is duly qualified or licensed to do business, and is in good standing, as a foreign company in each jurisdiction where the character of the Assets or the nature of its activities in connection with the Business makes such qualification or licensing necessary except where the failure to so qualify or be licensed would not have a Seller Material Adverse Effect, all of which jurisdictions are set forth on the Disclosure Schedule. The Seller has full power and authority to conduct the Business as it is now being conducted and to own, operate or lease the Assets. The Seller has heretofore delivered to NMHC and the Purchaser true and correct copies of its certificate of incorporation and bylaws in effect on the date hereof. The Seller has all requisite power and authority to enter into this Agreement and each of the Ancillary Agreements to which it is a party, to carry out its obligations under this Agreement and each of the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby.

     Section 3.02. Subsidiaries. Except as set forth on Schedule 3.02, the Seller does not own of record or beneficially, directly or indirectly, (i) any shares of capital stock or securities convertible into capital stock of any other corporation or (ii) any ownership interest in any partnership, joint venture or other non-corporate business enterprise and does not control, directly or indirectly, any other entity. The Seller is the record and beneficial owners of all outstanding shares or other ownership interests of each of the entities set forth on Schedule 3.02, free and clear of any Liens, claims, charges, encumbrances, or other restrictions on transfer (other than restrictions under applicable securities laws), which entities are all of the Subsidiaries of the Seller. All of the issued and outstanding shares of capital stock or equity interests of each Subsidiary of the Seller are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Each of the Seller's Subsidiaries is duly qualified or licensed to do business, and is in good standing, as a foreign company in each jurisdiction such qualification or licensing necessary except where the failure to so qualify or be licensed would not have a Seller Material Adverse Effect, all of which jurisdictions are set forth on the Disclosure Schedule. The Seller has heretofore delivered to NMHC and the Purchaser true and correct copies of its certificate of incorporation and bylaws of each of its Subsidiaries in effect on the date hereof.

     Section 3.03. Capitalization. The authorized, issued and outstanding capital stock of the Seller is as set forth on the Disclosure Schedule. All of the issued and outstanding shares of capital stock of the Seller are owned, of record and beneficially, by the Owners. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of the capital stock of the Seller are as set forth in the Seller's certificate of incorporation, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable in accordance with all applicable Laws. None of such shares of capital stock has been issued in violation of any preemptive rights, rights of first refusal or similar rights. There are no outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights or agreements or instruments or understandings of any character to which the Seller or its any of its Subsidiaries is a party or by which the Seller or any of its Subsidiaries is bound, obligating the Seller or its Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, contingently or otherwise, additional shares of capital stock or any securities or obligations convertible into or exchangeable for such shares of capital stock or to grant, extend or enter into any such option, warrant, convertible security, call, right, commitment, preemptive right or agreement. There are no voting trust agreements or other Contracts or understandings restricting or otherwise relating to voting, dividend or other rights with respect to the capital stock of the Seller or any of its Subsidiaries.

     Section 3.04. Authorization. The execution and delivery by the Seller of this Agreement and the Ancillary Agreements to which it is a party, the performance by the Seller of its obligations hereunder and thereunder and the consummation by the Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Seller and its shareholders. This Agreement has been, and each Ancillary Agreement to which the Seller or any Owner is a party will be, duly executed and delivered by the Seller and each of the Owners, as applicable, and (assuming due authorization, execution and delivery by NMHC and the Purchaser) this Agreement is, and each Ancillary Agreement, when duly executed and delivered will be, a legal, valid and binding obligation of the Seller and each of the Owners, as applicable, enforceable against it or him in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other Laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law).

     Section 3.05. No Violation. The execution, delivery and performance of this Agreement and the Ancillary Agreements do not and will not (a) violate or conflict with the certificate of incorporation or bylaws of the Seller or any of its Subsidiaries, (b) conflict with or violate any Law or Governmental Order applicable to the Business, the Seller, any of its Subsidiaries or any Owner, or
(c) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to any Person any rights of termination, amendment, acceleration or cancellation of, or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or result in the loss of any material benefit under or result in the creation of any Lien on any of the Assets pursuant to, any Contract, License or other instrument to which the Seller or any of its Subsidiaries is a party or by which any of the Assets are bound or affected.

     Section 3.06. Approvals. The execution and delivery of this Agreement and the Ancillary Agreements by the Seller and each of the Owners do not, and the performance of this Agreement and the Ancillary Agreements by the Seller and each of the Owners will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority or other Person under any Law or Contract, other than such filings or registrations with, or authorizations, consents or approvals of Governmental Authorities the failure of which to make or obtain would not have a Seller Material Adverse Effect.

Section 3.07.  Financial Statements and Other Information.

     (a) The Seller has delivered to NMHC and the Purchaser true, correct and complete copies of the Seller's audited balance sheets for the Business as of September 30, 2001 and December 31, 2000 and 1999 and the related statements of operations and cash flows for the nine months ended September 30, 2001 and the years ended December 31, 2000 and 1999 and the unaudited statements of operations for the three months ended March 31, 2001, June 30, 2001 and September 31, 2001, together with the notes to such financial statements (collectively, the "Seller Financial Statements"). The balance sheet of the Business at September 30, 2001 is referred to as the "Seller Balance Sheet".

     (b) The Seller Financial Statements are in accordance with the books and records of the Seller and its Subsidiaries and have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby, and the balance sheets included therein present fairly as of their respective dates the consolidated financial condition of the Seller. All liabilities and obligations relating to the Assets or the Business, whether absolute, accrued, contingent or otherwise, whether direct or indirect, and whether due or to become due, which existed at the date of such Seller Financial Statements have been disclosed in the balance sheets included in the Seller Financial Statements or in notes to the Seller Financial Statements to the extent such liabilities were required, under GAAP, to be so disclosed. The Seller Balance Sheet specifically identifies the assets and liabilities relating to the Business which, if the Closing had been held on September 30, 2001, would have been transferred to or assumed by the Purchaser in accordance herewith. The statements of operations and cash flows included in the Seller Financial Statements present fairly the consolidated results of operations and cash flows of the Seller in respect of the Business for the periods indicated, and the notes included in the Seller Financial Statements present fairly the information purported to be shown thereby. The statements of operations included in the Seller Financial Statements do not contain any material items of special or non-recurring income or other income not earned, or omit any expenses incurred, in the ordinary course of business except as expressly specified therein. The statements of operations and cash flows included in the Seller Financial Statements do not reflect any operations or business not intended to constitute part of the Assets following consummation of the transactions contemplated hereby and reflect all costs that have historically been incurred by the Seller in respect of the Business. The Business has not been conducted through any Person other than the Seller and the IPA Sub.

     (c) The accounts receivable of the Seller and its Subsidiaries arising from the Business ("Accounts Receivable") as set forth on the latest balance sheet included in the Seller Financial Statements, or arising since the date thereof are valid and genuine; have arisen solely out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of business consistent with past practice; are not subject to valid defenses, set-offs or counterclaims; and, except as set forth in the Disclosure Schedule, are collectible at the full recorded amount thereof (less, in the case of accounts receivable appearing on the balance sheet, the recorded allowance for collection losses on the balance sheet) over the period of usual trade terms (by use of the Seller's normal collection methods without resort to litigation or reference to a collection agency).

     (d) Except as set forth in the notes to the Seller Financial Statements or in the Disclosure Schedule, the liabilities on the latest balance sheet included in Seller Financial Statements consist solely of accrued obligations and liabilities incurred by the Seller and its Subsidiaries in the ordinary course of business to Persons which are not Affiliates of the Seller. There are no liabilities of the Seller or its Subsidiaries of any kind whatsoever, whether or not accrued and whether or not contingent or absolute, determined or determinable or otherwise, including, without limitation, documentary or standby letters of credit, bid or performance bonds, or customer or third party guarantees, and no existing condition, situation or set of circumstances that could reasonably result in such a liability, other than (i) liabilities disclosed in the Seller's Financial Statements, (ii) liabilities relating solely to the Excluded Assets, and (iii) liabilities which have arisen after the date of the latest balance sheet included in the Seller's Financial Statements in the ordinary course of business and consistent with past practice (none of which is a liability for breach of contract, breach of warranty (other than charge backs incurred in the ordinary course of business and consistent with past practice), tort, infringement claim or lawsuit) which, individually or in the aggregate, could not reasonably be expected to have a Seller Material Adverse Effect.

     (e) The books, records and accounts of the Seller and its Subsidiaries accurately and fairly reflect, in reasonable detail and in all material respects, the transactions and the assets and liabilities of the Seller and its Subsidiaries. Neither the Seller nor any of its Subsidiaries has engaged in any transaction with respect to its business, maintained any bank account for its business or used any of the funds of the Seller and its Subsidiaries except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Seller and its Subsidiaries.

     (f) The Disclosure Schedule lists the name and address of every bank and other financial institution in which the Seller, any of its Subsidiaries or its Affiliates maintain an account (whether checking, savings or otherwise), lock box or safe deposit box, and the account numbers and names of persons having signing authority or other access thereto.

     (g) The financial projections prepared by the Seller and delivered to NMHC and the Purchaser, together with any notes thereto, were prepared reasonably and in good faith on the basis of the assumptions stated therein, which assumptions were believed by the Seller to be reasonable in light of conditions existing at the time of delivery of such financial projections and, in all material respects, on the date hereof and the Closing Date, it being understood that such assumptions may vary from actual future results or events and are subject to changing future conditions which are beyond the Seller's control.

Section 3.08......Absence of Certain Changes or Events.

     (a) Since September 30, 2001, except as contemplated by this Agreement, the Seller's and its Subsidiaries' business has been conducted in all material respects in the ordinary course consistent with past practice. Since September 30, 2001, there has been no material adverse change in the Assets or liabilities, or in the Business, condition (financial or otherwise), results of operations or prospects, of the Seller or any of its Subsidiaries, whether as a result of any legislative or regulatory change, revocation of any License or right to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or otherwise; and, to the knowledge of the Seller, no fact or condition exists or is contemplated or threatened which could reasonably be anticipated to cause such a change in the future.

     (b) Without limiting the generality of the foregoing, since September 30, 2001, except as contemplated by this Agreement, neither the Seller nor any of its Subsidiaries has:

     (i) except in the ordinary course of business of the Seller and its Subsidiaries consistent with past practice, granted any Lien (other than a Permitted Lien) on any Asset or assets of the IPA Sub;

     (ii) except in the ordinary course of business consistent with past practice, granted or agreed to grant any bonus to any Business Employee or made any increase in the rate of salary or compensation or benefits of any Business Employee;

     (iii) except for sales of inventory in the ordinary course of business of the Seller and its Subsidiaries and consistent with past practice of the Seller and its Subsidiaries, sold, assigned, transferred, leased or otherwise disposed of any of the Assets having a value individually or in the aggregate exceeding $10,000;

     (iv) except as required by GAAP, made any material change in any method of accounting or accounting practice;

     (v) failed to pay or discharge when due any liability or obligation;

     (vi) made any material change in the manner of its business or operations;

     (vii) paid or declared any dividend or other distribution with respect to any capital stock, other than to the extent necessary to fund the Owners' Tax liabilities arising from the operation of the Seller's business;

     (viii) issued any capital stock or other security (including, without limitation, securities convertible into or rights to acquire capital stock);

     (ix) borrowed any amount or incurred or become subject to any liability (absolute, accrued or contingent), except current liabilities incurred, liabilities under Contracts entered into, borrowings under the banking facilities of the Seller disclosed on the Disclosure Schedule and liabilities in respect of letters of credit issued under such banking facilities, all of which were in the ordinary course of business;

     (x) suffered any material loss of any Asset or waived any right of substantial value whether or not in the ordinary course of business;

     (xi) suffered any material adverse change in its relations with, or any loss or threatened loss of, any of the suppliers or customers of the Seller or its Subsidiaries disclosed pursuant to Section 3.22;

     (xii) delayed or postponed the payment of accounts payable and other liabilities outside the ordinary course of business;

     (xiii) entered into any transaction affecting the Assets except in the ordinary course of business;

     (xiv) except as contemplated by this Agreement, entered into any commitment or Contract to do any of the foregoing; and

     (xv) received notice of any Action by a Governmental Authority.

Section 3.09.  Taxes.  Except as set forth in the Disclosure Schedule:


     (a) all Tax returns, forms, statements and reports (herein referred to collectively as "Tax Returns" or singularly as a "Tax Return") required to be filed by or on behalf of the Owners or the Seller have been filed in a timely manner with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed (taking into account all extensions) and all Taxes shown to be due and payable on such Tax Returns have been paid in full;

     (b) all such Tax Returns and the information and data contained therein have been properly and accurately compiled and completed, fairly present the information purported to be shown therein and reflect all liabilities for Taxes for the periods covered by such Tax Returns;

     (c) none of such Tax Returns are now under audit or examination by any Governmental Authority, there are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment or collection of any Tax or deficiency of any nature with respect to any such Tax Return, nor is any Action now pending or, to the knowledge of the Seller or any Owner, threatened against the Seller or any Owner with respect to any Tax relating to the Assets, and, to the knowledge of the Seller or any Owner, there is no Basis for such an Action;

     (d) there is no Tax Lien imposed by any Governmental Authority outstanding against any of the Assets; (e) neither the Seller nor any of its Affiliates has made with respect to any Assets any consent under Section 341 of the Code, (i) none of the Assets is "tax exempt use property" within the meaning of Section 168(h) of the Code, and (ii) none of the Assets is a lease made pursuant to
Section 168(f)(8) of the Internal Revenue Code of 1954;

     (f) the Seller does not have any liability for Taxes of any other taxpayer as a transferee, successor, by Contract or otherwise;

     (g) the Seller was formed on November 24, 1998 and has properly qualified as an "S-corporation" for all taxable years it has been in existence; and

     (h) the IPA Sub is, and has always been, a "qualified subchapter S subsidiary," within the meaning of section 1361(b)(3)(B) of the Code.

     Section 3.10. Litigation. Except as set forth in the Disclosure Schedule, there are no Actions pending or, to the knowledge of the Seller, threatened against the Seller or any of its Subsidiaries, or to the knowledge of the Seller, any Basis in fact therefor known to the Seller, relating to the Business or to which any of the Assets are subject. With respect to each Action described in the Disclosure Schedule, copies of all pleadings, subpoenas, investigative demands, discovery requests, filings, correspondence with opposing parties and their counsel, opinions of counsel, results of studies, judgments, orders, attachments, impositions of or recordings of Liens and other documents have been furnished to NMHC and the Purchaser. Neither the Assets, the Seller nor any of its Subsidiaries is subject to any outstanding injunction, judgment, order, decree, ruling or charge.

     Section 3.11. Compliance with Laws. The ownership, use and operation of the Business and the Assets and operation of the Facility has been conducted by the Seller and its Subsidiaries in compliance in all material respects with all Laws and Governmental Orders applicable to the Seller and its Subsidiaries, the Business or any Asset. No investigation or review by any Governmental Authority with respect to the Seller or its Subsidiaries is pending or, to the knowledge of the Seller, threatened, nor has any Governmental Authority indicated in writing or otherwise to the Seller an intention to conduct the same. Neither the Seller nor any of its Subsidiaries nor, to the knowledge of the Seller, any shareholder, director, officer, consultant or employee of the Seller or its Subsidiaries (in their capacity as such), is in default in any material respect with respect to any Governmental Order known to or served upon the Seller by any Governmental Authority. There is no existing Law which would prohibit or materially restrict or otherwise materially adversely affect the conduct of the Business in any jurisdiction in which it is now being conducted or in which the Business is currently proposed to be conducted.

Section 3.12.  Real Property.

     (a) Neither the Seller nor any of its Subsidiaries owns any real property.

     (b) The Disclosure Schedule identifies each real property leased or subleased by the Seller or its Subsidiaries and used in the Business (the "Leased Real Property"). All leases and subleases with respect to such Leased Real Property (the "Real Property Leases") are subject to no Liens except Permitted Liens.

     (c) True and complete copies of the Real Property Leases have been made available to NMHC and the Purchaser by the Seller. Subject to the terms of the respective Real Property Leases, the Seller has a valid and subsisting leasehold or subleasehold estate in each Leased Real Property. The Real Property Leases are in full force and effect and neither the Seller nor, to the knowledge of the Seller, any other party to any Real Property Lease is in default in any material respect thereunder.

Section 3.13.  Environmental Matters.

     (a) The Seller and its Subsidiaries have at all times owned, used and operated the Business and the Assets in compliance in all material respects with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements and obligations of the Licenses and Environmental Laws and related Governmental Orders.

     (b) There are not any pending or, to the knowledge of the Seller, threatened Actions by or before any Governmental Authority directed against the Seller or any of its Subsidiaries which pertain or relate to (i) any response, removal or remedial costs or obligations under any applicable Environmental Law,
(ii) violations by the Seller or any of its Subsidiaries of any Environmental Law, or (iii) personal injury or property damage claims relating to a release of chemicals or Hazardous Materials by the Seller or any of its Subsidiaries.

     (c) The Seller is not aware of any Environmental remediation costs which are required or have been planned for which the Seller reasonably anticipates payment or accrual by the Seller or its Subsidiaries.

     Section 3.14.  Condition of the Assets and Related Matters.

     (a) The Assets will, as of the Closing Date, constitute all of the assets (other than people resources) necessary for the conduct of the Business as currently or proposed to be conducted by the Seller and its Subsidiaries and to perform the Purchaser's and the IPA Sub's obligations under the Assumed Liabilities and the Assumed IPA Sub Liabilities, respectively, and none of the Excluded Assets are material to the Business.

     (b) Except for Liens created by or through NMHC or the Purchaser or any of their Affiliates, the Seller has, and upon payment therefor, the Purchaser will have good and indefeasible title to the Assets (except for leased or licensed Assets, as to which the Seller has, and the Purchaser will have, valid leaseholds or licenses and subject to obtaining required consents with respect to Nonassignable Contracts), free and clear of all Liens.

     (c) The Assets and the Facility are in good operating condition, ordinary wear and tear excepted, are usable in the ordinary course of business, are adequate and suitable for the uses to which they are being put and conform in all material respects to all applicable Laws relating to their construction, use and operation. None of the Assets or the Facility are in need of maintenance or repairs other than ordinary routine maintenance and repairs which are not material, individually or in the aggregate, in nature or cost.

Section 3.15.  Employee Plans.

     (a) Schedule  3.15(a)  lists each  "employee  benefit  plan," as defined in
Section 3(3) of ERISA, whether or not subject to ERISA, and each other employment, severance, consulting, confidentiality, deferred, incentive, fringe benefit, change in control, retention, stock option or other equity based or other compensatory or benefit plan, policy, agreement or arrangement (including, without limitation, any collective bargaining agreement) that is, (i) maintained, administered, contributed to or required to be contributed to by the Seller, or any entity that, together with the Seller, would be treated as a single employer under Section 414 of the Code (an "ERISA Affiliate") or to which the Seller or any ERISA Affiliate is a party, and (ii) covers any employee or former employee (or beneficiary or dependent thereof) of the Seller or any of its ERISA Affiliates who provides or has provided services to or in connection with the Business (the "Business Employees"). Each such plan, policy, agreement or arrangement is referred to herein as an "Employee Plan".

     (b) The Seller has delivered or made available to NMHC and the Purchaser true, correct and complete copies of the following documents with respect to each Employee Plan (where applicable): (i) all plan documents and agreements, as well as collective bargaining agreements and amendments of same; and (ii) the most recent copies of all summary plan descriptions, booklets and handouts distributed to plan participants.

     (c) With respect to any funded employee  pension plan within the meaning of
Section 3(2) of ERISA, (i) there has been no accumulated funding deficiency within the meaning of Section 302(a)(2) of ERISA or Section 412 of the Code, which has resulted or could result in the imposition of a Lien upon any of the Assets; and (ii) no event has occurred and no circumstance exists under which the Seller or any of its ERISA Affiliates has incurred or may incur, directly or indirectly, any liability under the provisions of Section 302 of Title IV of ERISA which could become a liability of NMHC or the Purchaser. The Seller neither is nor ever was obligated to contribute or is otherwise a party to any employee welfare benefit plan or employee pension benefit plan which is a multiemployer plan within the meaning of Section 3(37) of ERISA.

     (d) Each Employee Plan has been operated, administered and maintained in compliance in all material respects with its terms and applicable Law and, if applicable, qualified under Section 401(a). With respect to each Employee Plan which is a group health plan within the meaning of Section 5000(b)(1) of the Code, (i) the Seller has complied in all material respects with the provisions of Section 4980B of the Code; and (ii) no event has occurred and no circumstance exists under which Seller has incurred or may incur, direct or indirect liability under the provisions of Section 4980B of the Code which could become a liability of NMHC or Purchaser or which has resulted or could result in the imposition of a Lien upon any of the Assets.

     Section 3.16. Labor Matters. Schedule 3.16 contains a true and complete list of all Business Employees who are employed or performing services in the Business on the date hereof, the title, rate of compensation and date of hire of each Business Employee, and the amount of any accrued bonuses, vacation, sick leave, maternity leave and other leave for such personnel as of the date of this Agreement. All accrued salary and bonuses, and accrued amounts for vacation, sick leave, maternity leave and other leave shall be paid by the Seller on or prior to the Closing Date. The Seller is not in default with respect to any withholding or other employment Taxes or payments with respect to accrued vacation or severance pay on behalf of any employee or independent contractor for which it is obligated on the date hereof, and the Seller will maintain and continue to make all such necessary payments or adjustments arising through the Closing Date. The Seller has not instituted any "freeze" of, or delayed or deferred the grant of, any cost-of-living or other salary adjustment for any Business Employee. The Seller has not engaged in any unfair labor practice or discriminated on the basis of race, color, religion, sex, national origin, age, disability or handicap in its employment conditions or practices. No employee, independent contractor or Governmental Authority has filed or, to the Seller's knowledge, threatened any claims, and there is no reasonable Basis for a claim against the Seller relating to employment or similar matters (including compensation, benefits and claims under Employee Plans) with the Seller. There are not in existence or, to the Seller's knowledge, threatened any (y) work stoppages respecting employees or independent contractors of the Seller or (z) unfair labor practice complaints against the Seller. The Seller is not a party to any collective bargaining agreement applicable to any Business Employees. No representation question exists respecting the Business Employees and no collective bargaining agreement is currently being negotiated by the Seller covering its employees, nor is any grievance procedure or arbitration proceeding pending under any collective bargaining agreement and no claim therefor has been asserted. The Seller has not received notice from any union or the Business Employees setting forth demands for representation, elections or for present or future changes in wages, terms of employment or working conditions. There have been no audits of the equal employment opportunity practices of the Seller, and, to the knowledge of the Seller, no Basis for such audit exists. The Seller does not have any severance agreement or other arrangement with respect to severance with any Business Employee. To the knowledge of the Seller, there are no covenants, agreements or restriction to which a Seller is a party or bound, including but not limited to employee non-compete agreements, prohibiting, limiting or in any way restricting any person listed on Schedule 3.16 from engaging in any types of business activity in any location. True and complete copies of the current written personnel policies, manuals and/or handbooks of the Seller have previously been delivered to NMHC and the Purchaser.

     Section 3.17. Contracts. Schedule 3.17 lists each currently effective Contract relating to the Business, the Business Employees and the Assets. Except as indicated on the Disclosure Schedule, all of the foregoing Contracts are Assumed Contracts. The IPA Sub is not party to any Contract except as set forth in Schedule 3.17 ("IPA Sub Contracts"). True and correct copies of all the Assumed Contracts and the IPA Sub Contracts have been furnished to NMHC and the Purchaser. With respect to each Assumed Contract and each IPA Sub Contract (whether or not listed on the Disclosure Schedule): (i) the agreement is legal, valid, binding, enforceable and in full force and effect; (ii) subject to obtaining any required consents with respect to Nonassignable Contracts the agreement will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms immediately following the consummation of the transactions contemplated hereby; (iii) neither the Seller nor, to the Seller's knowledge, any other party thereto, is in breach or default in any material respect, and no event has occurred which with notice or lapse of time would constitute a breach or default in any material respect, or permit termination, modification or acceleration, under the agreement; and (iv) neither the Seller nor, to the Seller's knowledge, any other party thereto has repudiated any provision of the agreement. There are no material liabilities of the Seller or, to the Seller's knowledge, any other party to any of the Assumed Contracts or IPA Sub Contracts arising from any breach of or default in any provision thereof, nor has there occurred any breach or default thereof by the Seller which would permit the acceleration of any obligation of any party thereto or the creation of a Lien upon any of the Assets. There are no negotiations pending or in progress to revise any material terms of such Assumed Contracts.

     Section 3.18. Insurance Policies. The Disclosure Schedule (a) contains a correct and complete description of all insurance agreements and policies maintained by the Seller, including any and all insurance agreements and policies covering the Assets and the Business, and the type and amounts of coverage thereunder, and (b) reflects all such insurance required by Law or that the Seller deems necessary and adequate, in type and amount, to protect it and its financial condition against the risks involved in the conduct of the Business. Such agreements and policies are in full force and effect, the Seller is not delinquent with respect to any premium payments thereon, and the Seller has not received any notice of cancellation or termination with respect to any such policy. Since 1997, the Seller has not been refused insurance coverage, nor has any insurer otherwise reserved rights, nor has any claim in excess of $10,000 been made in respect of any such agreement or policy. The Seller has not failed to give any notice or present any claim under any such insurance policy or agreement in due and timely fashion. There are no pending claims against such insurance agreements and policies by or on behalf of the Seller. All retroactive premium adjustments under any worker's compensation policy of the Seller have been recorded in the Financial Statements in accordance with GAAP and are reflected in the Financial Statements.

     Section 3.19. Records. The Seller and its Subsidiaries have records that accurately and validly reflect its transactions and accounting controls sufficient to insure that such transactions are (i) in all material respects executed in accordance with its management's general or specific authorization and (ii) recorded in conformity with GAAP.

Section 3.20.      [INTENTIONALLY OMITTED]

Section 3.21 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller, the Owners or their respective Affiliates.

Section 3.22.   Suppliers and Customers.

     (a) The Disclosure Schedule lists (i) all suppliers of the Seller and its Subsidiaries to which the Seller made payments during the year ended December 31, 2000, or expects to make payments during the year ending December 31, 2001, in excess of one percent of the Seller's cost of sales as reflected on the Seller's statement of operations for 2000 and (ii) all customers of the Seller that paid the Seller during the year ended December 31, 2000 or that the Seller expects will pay to the Seller during the year ending December 31, 2001, more than one percent of the Seller's sales revenues as reflected on the Seller's statement of operations for 2000.

     (b) Neither the Seller, nor, to the knowledge of the Seller, any of its officers, directors or Affiliates, nor any relative or spouse (or relative of such spouse) of any such officer, director or Affiliate, nor any entity controlled by one of more of the foregoing:

     (i) owns, directly or indirectly, any interest in (excepting less than 2% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent, customer or client of the Seller or its Subsidiaries;

     (ii) owns, directly or indirectly, in whole or in part, any tangible or intangible property that the Seller uses in the conduct of business; or

    (iii) has any cause of action or other claim whatsoever against, or owes any amount to, the Seller or its Subsidiaries, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof.

     Section 3.23. Intellectual Property. The Disclosure Schedule contains an accurate and complete list of all Intellectual Property owned (in whole or in part), licensed to any extent or used or anticipated to be used in the conduct of the Business as currently conducted, whether in the name of the Seller or its Subsidiaries, any employee or otherwise (collectively, the "Seller Intellectual Property"). The Seller owns or has the valid right to use, in each case as and to the extent currently used in the Business, all Seller Intellectual Property that is used in the operation of the Business as currently operated or proposed to be operated by the Seller and its Subsidiaries. Each item constituting part of the Seller Intellectual Property in which the Seller has an ownership or license interest has been, to the extent indicated on the Disclosure Schedule, duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office or such other Governmental Authorities, domestic or foreign, as are indicated on the Disclosure Schedule and such registrations, filings and issuances remain in full force and effect. To the knowledge of the Seller, the Seller Intellectual Property and the use thereof in the operation of the Business as currently conducted by the Seller and its Subsidiaries, do not infringe any Copyright, Trademark or other Intellectual Property right of any Person. No claim, written or oral, has been asserted or, to the knowledge of the Seller, could be asserted, which threatens or, to the knowledge of the Seller, could threaten, that the use of such Seller
Intellectual Property in a manner consistent with past practice does or may infringe upon the Intellectual Property rights of any Person. To the knowledge of Seller, no Person is engaging in any activity that infringes in any material respect upon the Seller Intellectual Property or the Seller's rights in or to any Seller Intellectual Property. Neither the Seller nor any of its Affiliates is in breach of, or default under, in any material respect, any term of any Contract relating to the Seller Intellectual Property, and, to the Seller's knowledge, no other party to any such Contract is in breach thereof or default thereunder. Without limiting any other provisions hereof, the Seller has not granted any license, franchise or permit to any Person to use any of the Seller Intellectual Property and no other Person (including, without limitation, the Seller) has the right to use the same Trademarks used by the Seller and its Subsidiaries or any similar Trademarks likely to lead to confusion. Since January 1, 1990, neither the Seller nor its Subsidiaries has conducted the Business under any corporate, trade or fictitious name. The Disclosure Schedule sets forth all Trademark and Copyright registrations and applications relating to the Business abandoned by the Seller since January 1, 1990.

     Section 3.24. Licenses. The Seller holds all Licenses that are material or necessary for the operation of the Business as currently operated, all of which Licenses are set forth on the Disclosure Schedule. All of such Licenses are in full force and effect in all material respects, the Seller is in compliance in all material respects with the terms of such Licenses, and no Action is pending nor, to the knowledge of the Seller, is threatened to revoke or terminate any License or declare any License invalid in any material respect. The Seller has taken all necessary action to maintain such Licenses. All such Licenses are assignable by the Seller to the Purchaser.

     Section 3.25. No Illegal or Improper Transactions. Neither the Seller, its Subsidiaries, the Owners, nor any director, officer or employee of the Seller or any of its Subsidiaries has, directly or indirectly, used funds or other assets of the Seller, or made any promise or undertaking in such regards, for (a) illegal contributions, gifts, entertainment or other expenses relating to political activity, (b) illegal payments to or for the benefit of governmental officials or employees, whether domestic or foreign, (c) illegal payments to or for the benefit of any Person, or any director, officer, employee, agent or representative thereof, or (d) the establishment or maintenance of a secret or unrecorded fund, and there have been no false or fictitious entries made in the books or records of the Seller or any of its Subsidiaries. Neither the Seller, its Subsidiaries, the Owners, nor any director, officer or employee of the Seller has, directly or indirectly received payments in violation of any law, statute, rule or regulation applicable to the Seller.

     Section 3.26. Owners' Representations. The Owners have no actual knowledge of any information that any of the customers or suppliers of the Seller or its Subsidiaries relating to the Business listed on the Disclosure Schedule intends, or is considering, ceasing or altering, in any material adverse respect, their purchasing from, selling to or dealing with the Seller or its Subsidiaries, by reason of the consummation of the transactions contemplated by this Agreement, or otherwise.

                                   ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF NMHC AND THE PURCHASER


     NMHC and the Purchaser jointly and severally represent and warrant to the Seller and the Owners that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article
IV).

     Section 4.01. NMHC Organization, Etc. NMHC is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. NMHC is duly qualified or licensed to do business, and is in good standing, as a foreign corporation in each jurisdiction where the character of its business or the nature of its properties makes such qualification or licensing necessary, except where the failure to so qualify or be licensed would not have a Purchaser Material Adverse Effect. NMHC has full corporate power and authority to conduct its business as it is now being conducted and to own, operate or lease the properties and assets it currently owns, operates or holds under lease. NMHC has heretofore delivered to the Seller true and correct copies of its certificate of incorporation and bylaws as in effect on the date hereof. NMHC has all requisite corporate power and authority to enter into this Agreement and each of the Ancillary Agreements to which it is a party, to carry out its obligations under this Agreement and each of the Ancillary Agreements to which it is a party, and to consummate the transactions contemplated hereby and thereby.

     Section 4.02. Purchaser Organization, Etc. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser is duly qualified or licensed to do business, and is in good standing, as a foreign corporation in each jurisdiction where the character of its business or the nature of its properties makes such qualification or licensing necessary, except where the failure to so qualify or be licensed would not have a Purchaser Material Adverse Effect. The Purchaser has full power and authority to conduct its business as it is now being conducted and to own, operate or lease the properties and assets it currently owns, operates or holds under lease. The Purchaser has heretofore made available to the Seller true and correct copies of its organizational documents as in effect on the date hereof. The Purchaser has all requisite power and authority to enter into this Agreement and each of the Ancillary Agreements to which it is a party, to carry out its obligations under this Agreement and each of the Ancillary Agreements to which it is a party, and to consummate the transactions contemplated hereby and thereby.

     Section 4.03. Authorization. The execution and delivery by NMHC and the Purchaser of this Agreement and the Ancillary Agreements to which they are a party, the performance by NMHC and Purchaser of their obligations hereunder and thereunder and the consummation by NMHC and the Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of NMHC and the Purchaser. This Agreement has been, and each Ancillary Agreement to which NMHC and the Purchaser is a party will be, duly executed and delivered by NMHC and the Purchaser, and (assuming due authorization, execution, and delivery by the Seller and the Owners parties thereto) this Agreement is, and each Ancillary Agreement, when duly executed and delivered, will be a legal, valid and binding obligation of NMHC and the Purchaser, enforceable against NMHC and the Purchaser in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other Laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law).

     Section 4.04. No Violation. The execution, delivery and performance of this Agreement and the Ancillary Agreements do not and will not (a) violate or conflict with the certificate of incorporation or bylaws of NMHC or the organizational documents of the Purchaser or any Subsidiary of NMHC or the Purchaser, (b) conflict with or violate any Law or Governmental Order applicable to NMHC and the Purchaser or any Subsidiary of NMHC or the Purchaser, or (c) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to any Person any rights of termination, amendment, acceleration or cancellation of, or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or result in the creation of any Lien on any of the assets or properties of NMHC or the Purchaser or any Subsidiary of NMHC or the Purchaser pursuant to, any Contract, License or other instrument to which NMHC and the Purchaser or any Subsidiary of NMHC or Purchaser is a party or by which any of the assets or properties of NMHC or the Purchaser or any Subsidiary of NMHC or the Purchaser are bound or affected.

     Section 4.05. Approvals. The execution and delivery of this Agreement and the Ancillary Agreements by NMHC and the Purchaser do not, and the performance of this Agreement and the Ancillary Agreements by NMHC and the Purchaser will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority or other Person under any Law or Contract, other than (i) filings under the Exchange Act as may be required in connection with this Agreement and (ii) such filings or registrations with, or authorizations, consents or approvals of Governmental Authorities the failure of which to make or obtain would not have a Purchaser Material Adverse Effect.

     Section 4.06. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser or NMHC or their respective Affiliates.

     Section 4.07. Financial Statements and Other Information. NMHC has filed with the Securities Exchange Commission ("SEC") all required reports under the Exchange Act since January 1, 2000 (the "SEC Documents"). The financial statements of NMHC included in the SEC Documents (the "NMHC Financial Statements") comply as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC, and have been prepared in accordance with GAAP (except in the case of unaudited statements, as permitted by Form 10-Q of the SEC) consistently applied (except as may be indicated in the notes thereto) throughout the periods covered thereby, and the balance sheets included therein present fairly as of their respective dates the consolidated financial position of NMHC and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments). All liabilities and obligations of NMHC and its subsidiaries, whether absolute, accrued, contingent or otherwise, whether direct or indirect, and whether due or to become due, which existed at the date of such NMHC Financial Statements have been disclosed in the balance sheets included in the NMHC Financial Statements or in notes to the NMHC Financial Statements to the extent such liabilities were required, under GAAP, to be so disclosed.

     Section 4.08. Absence of Certain Changes or Events. Since September 30, 2001, except as contemplated by this Agreement, NMHC's business has been conducted in all material respects in the ordinary course consistent with past practice. Since September 30, 2001, there has been no material adverse change in NMHC and its subsidiaries, taken as a whole.

     Section 4.09. Compliance with Laws. NMHC has conducted its business in compliance in all material respects with all Laws and Governmental Orders applicable to NMHC, except for any non-compliance which could not reasonably be expected to have a material adverse effect on NMHC and its subsidiaries, taken as a whole.

                                    ARTICLE V

                                    COVENANTS


     Section 5.01. General. Each of the parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Articles VI and VII below).

     Section 5.02. Further Assurances. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will cooperate with the other and take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Article VIII below). In addition, the Seller from time to time after the Closing, at NMHC or the Purchaser's request, will execute, acknowledge and deliver to NMHC and the Purchaser such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications and further assurances as NMHC and the Purchaser may reasonably require in order to vest more effectively in the Purchaser, or to put the Purchaser more fully in possession of, any of the Assets, or to better enable the Purchaser to complete, perform or discharge any of the Assumed Liabilities.

Section 5.03. Non-Competition; Non-Solicitation.

     (a) The Seller and each of the Owners agrees that neither the Seller nor any of the Owners will, for a period of four years from the Closing Date, (i) directly or indirectly build, invest in, assist in the development of, or have any management or advisory role in or otherwise provide services for another business that competes with the Business or the NMHCRx Business, (ii) directly or indirectly solicit for employment any employee of NMHC or the Purchaser or any of their Affiliates or any employee of the Seller performing services in respect of the Business or (iii) interfere with, entice away, disrupt or attempt to disrupt the relationship between NMHC, the Purchaser and their Affiliates and any of their lessors, lessees, licensors, licensees, customers or suppliers.

     (b) Each Owner and the Seller acknowledges and agrees that the agreements and covenants contained in this Section 5.03 are essential to protect the Assets being acquired by NMHC and the Purchaser hereunder, that NMHC and the Purchaser would not consummate the transactions contemplated hereby but for such agreements and covenants, and that legally sufficient consideration will be paid to the Owners and the Seller for the non-competition provisions of this Section 5.03, and each of the Owners and the Seller expressly waives any right to assert inadequacy of consideration as a defense to enforcement of the non-competition provisions of this Section 5.03 should such enforcement ever become necessary. The Owners and the Seller acknowledges that a remedy at Law for any breach or attempted breach of this Section 5.03 will be inadequate and further agrees that any breach of this Section 5.03 will result in irreparable harm to the Assets and the Business; and each of the Owners and the Seller covenants and agrees not to oppose any demand for specific performance and injunctive and other equitable relief in case of any such breach or attempted breach on the grounds that there is an adequate remedy at law. Whenever possible, each provision of this Section
5.03 shall be interpreted in such manner as to be effective and valid under applicable Law but if any provision of this Section 5.03 shall be prohibited by or invalid under applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Section 5.03. If any provision of this Section 5.03 shall, for any reason, be judged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this Section 5.03 but shall be confined in its operation to the provision of this Section 5.03 directly involved in the controversy in which such judgment shall have been rendered. In the event that the provisions of this Section 5.03 should ever be deemed to exceed the time or geographic limitations permitted by applicable Law, then such provision shall be reformed to the maximum time or geographic limitations permitted by applicable Law.

     Section 5.04. Consents. The Seller, NMHC and the Purchaser, as promptly as practicable (a) will make, or cause to be made, all filings and submissions under laws, rules and regulations applicable to it, or to its subsidiaries and
Affiliates, as may be required for any party hereto to consummate the transactions contemplated hereby, (b) will use their respective reasonable efforts to obtain, or cause to be obtained, all authorizations, approvals, consents and waivers from all persons and Governmental Authorities necessary to be obtained by either of them in order to consummate such transactions, and (c) will use their respective best efforts to take, or cause to be taken, all other actions necessary, proper or advisable in order for each of them to fulfill their respective obligations hereunder. The Seller, the Owners, NMHC and the Purchaser will coordinate and cooperate with one another in exchanging information and supplying such reasonable assistance as may be reasonably requested by each in connection with the foregoing.

     Section 5.05. Public Announcements. Unless and to the extent required by Law, each party hereto will agree in advance prior to the issuance by any of them of any press release or the making of any public statement with respect to this Agreement and the transactions contemplated hereby and shall not issue any such press release or make any such public statement without the agreement of the other parties. In the event that any party is required to issue a press release or make a public statement by Law, it or he will use its or his reasonable efforts to notify the other parties of the contents thereof in advance of the issuance or making thereof. Notwithstanding the foregoing, following the Closing, NMHC and the Purchaser shall be permitted to issue public announcements relating to this Agreement and the transactions contemplated hereby and shall be permitted to file this Agreement and the Ancillary Agreements with the SEC.

Section 5.06.  Confidentiality Obligations of the Parties.

     (a) Each party shall keep all information obtained from any other party either before or after the date of this Agreement confidential, in accordance with the terms of that certain Confidentiality Agreement, dated as of May 5, 2000 between NMHC and First Healthcare Partners, LLC benefiting the Seller.

     (b) From and after the Closing Date, each of the Owners and the Seller will, and will cause its Affiliates to, treat and hold as confidential, and not disclose any of the Confidential Information to any Person. In the event that, the Seller, the Owners or their Affiliates are requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process or as otherwise required by law) to disclose any Confidential Information, the Seller will notify NMHC and the Purchaser promptly of the request or requirement so that NMHC and the Purchaser may seek an appropriate protective order or waive compliance with the provisions of this Section 5.06. If, in the absence of a protective order or the receipt of a waiver hereunder, the Seller, the Owners or their Affiliates are, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, they may disclose the Confidential Information to the tribunal; provided, however, that the Seller shall use its reasonable best efforts to obtain, at the request of NMHC and the Purchaser, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as NMHC and the Purchaser shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

     (c) Notwithstanding anything herein to the contrary, neither NMHC nor the Purchaser shall have any obligation with respect to Confidential Information of the Business after the Closing Date.

     Section 5.07. Discharge of Liabilities. Following the Closing Date, the Purchaser agrees to discharge in accordance with their terms the Assumed Liabilities and the Seller agrees to discharge in accordance with their terms, all Excluded Liabilities and Excluded IPA Sub Liabilities. The Seller agrees that immediately following the Closing, it will not be subject to any restrictions in its ability to discharge the Excluded Liabilities or the Excluded IPA Sub Liabilities. The Purchaser agrees that immediately following the Closing, it will not be subject to any restrictions in its ability to discharge the liabilities other than the Excluded Liabilities and the Excluded IPA Sub Liabilities.

Section 5.08. Employee Matters.

     (a) No term of this Agreement shall be deemed to create any contract between NMHC, the Purchaser and any current employee of the Seller which gives the employee the right to be hired by, retained in the employment of, NMHC or the Purchaser, or any related employer, or to interfere with NMHC and Purchaser's right to terminate employment of any employee at any time or to change its policies regarding salaries, benefits and other employment matters at any time or from time to time. The representations, warranties, covenants and agreements contained herein are for the sole benefit of the parties hereto, and employees are not intended to be and shall not be construed as beneficiaries hereof.

     (b) The Purchaser does not and will not assume the sponsorship of, the responsibility for contributions to, or any liability in connection with, any Employee Plan. Without limiting the foregoing, Seller shall be liable for, and agrees to provide, any continuation coverage (including any penalties, excise taxes or interest resulting from the failure to provide continuation coverage) with respect to any Business Employee (or covered dependent of such Business Employee) required by Section 4980B of the Code due to qualifying events which occur on or before the Closing Date, and the Purchaser will in no event be deemed to be a successor employer (within the meaning of Treasury Regulation ss.54.4980B-2) of Seller for purposes of applying the provisions of Section 4980B of the Code.

     Section 5.09. Maintenance of Books and Records; Right of Access. Each of the Seller, the Owners and the Purchaser shall preserve until the seventh anniversary of the Closing Date all records possessed or to be possessed by such party relating to any of the Assets prior to the Closing Date. After the Closing Date, where there is a legitimate purpose, such party shall provide the other party with access, upon prior reasonable written request specifying the need therefor, during regular business hours, to (i) the officers and employees of such party or the former officers and directors of such party and (ii) the books of account and records of such party, but, in each case, only to the extent relating to the Assets or Assumed Liabilities prior to the Closing Date, and the other party and its representatives shall have the right to make copies of such books and records; provided, however, that the foregoing right of access shall not be exercisable in such a manner as to interfere unreasonably with the normal operations and business of such party; and provided further that, as to so much of such information as constitutes trade secrets or confidential business information of such party, the requesting party and its officers, directors and representatives will use due care to not disclose such information except (i) as required by Law, (ii) with the prior written consent of such party, which consent shall not be unreasonably withheld, or (iii) where such information becomes available to the public generally, or becomes generally known to competitors of such party, through sources other than the requesting party, its Affiliates or its officers, directors or representatives. Such records may nevertheless be destroyed by a party if such party sends to the other party written notice of its intent to destroy records, specifying with particularity the contents of the records to be destroyed. Such records may then be destroyed after the 30th day after such notice is given unless another party objects to the destruction in which case the party seeking to destroy the records shall deliver such records to the objecting party.

     Section 5.10. Maintenance of Insurance. The Seller agrees that it shall maintain all insurance agreements and policies currently in place and related to its employees and the type and amounts of coverage thereunder, including the Employee Plans and worker's compensation policies, from the Closing Date and through the termination of the Temporary Services Agreement.

     Section 5.11. Bulk Sales Law. The Purchaser hereby waives compliance by the Seller with any applicable bulk sales Laws.


     Section 5.12. Risk of Loss. The risk of loss or damage to any of the Assets shall remain with the Seller until the Closing and the Seller shall maintain its insurance policies covering the Assets through the Closing. All insurance proceeds attributable to the damage, destruction, or casualty loss of any of the Assets prior to the Closing Date shall be assigned by the Seller to the Purchaser at the Closing.

Section 5.13. Collection of Accounts Receivable.

     (a) For a period of four months after the Closing, the Purchaser shall assist the Seller in the collection of Accounts Receivable utilizing the same efforts it uses in collecting its own receivables. Any amounts collected shall be first applied to the oldest invoice of a particular customer unless such customer requests that such payment be applied against a later invoice or the payment document references a later invoice. Should any collection action (i.e., legal action or a referral to a collection agency) become necessary, the Seller shall take full responsibility for such action at its own expense. The Seller shall not undertake any collection efforts with respect to the Accounts Receivable without first consulting with the Purchaser. The Purchaser and the Seller shall, for the first two months after the Closing, account to each other on a weekly basis (and on a monthly basis for the next two months) for any amounts collected by each respective party and shall remit amounts shown to be due on such accounting to the other party promptly after such accounting (i.e., amounts received by the Purchaser or the Seller in respect of the Accounts Receivable to be the property of the Seller and amounts received by the Purchaser or the Seller in respect of accounts receivable arising from sales on or after the Closing Date to be the property of the Purchaser). During the term of the Temporary Services Agreement or for a period of 12 months, whichever is longer, the Seller shall assist the Purchaser in the collection of Purchaser's accounts receivable utilizing the same efforts it uses in collecting its own receivables.

     (b) Following the Closing, at the request of the Purchaser, the Seller shall provide notice to the customers under the Assumed Contracts and the IPA Sub Contracts that all payments under such Contracts arising from services performed following the Closing shall be made by such customers directly into an account or accounts designated by the Purchaser.

     Section 5.14. NMHC Guarantee. NMHC hereby unconditionally guarantees the full and timely performance of each and all of the obligations of the Purchaser owed to the Seller and the Owners under this Agreement as though each such obligation were the joint and several obligation of Purchaser and NMHC and Seller and Owners may enforce this obligation against NMHC without having to pursue or exhaust any remedy against Purchaser.

     Section 5.15. Cooperation of Seller's Accountants. Following the Closing Date, the Seller shall use its best efforts to, and shall cause its independent public accountants to use their best efforts to, cooperate with NMHC in connection with NMHC's obligation to file any financial information relating to the Business, and to cause to be delivered by the Seller's independent public accountants to NMHC any consents which may be required after the Closing Date in connection with any filing by NMHC under the Securities Act of 1933, as amended, or the Exchange Act, all costs of such accountants to be at the Purchaser's expense.

Section 5.16.  Change in Seller; Restrictions.

     (a) Following the Closing, if any consolidation or merger or other business combination involving the Seller with another Person, or sale of all or substantially all of the Seller's assets (including without limitation the Integrail Business) to another Person, then, as a condition of such consolidation, merger, business combination or sale, the Seller and the Owners agree that lawful and adequate provision shall be made to protect the rights of the Purchaser and NMHC under Article VIII of this Agreement, including, without limitation, placing into trust for the benefit of the Purchaser and NMHC, the proceeds (the "Sale Proceeds") of any such consolidation, merger, business combination or sale less any amount of any taxes payable by the Owners arising from such transaction; provided, however, (i) that the Seller will not be obligated to place more than $6,000,000 (less any amounts paid by the Seller in a previously asserted indemnity claim by a Purchaser Indemnified Party) of such proceeds in trust nor shall such proceeds be held in trust for more than two years after Closing, unless a Purchaser Indemnified Party shall have submitted a bona fide claim under Article VIII of this Agreement and such claims remain unresolved at the end of such two-year period. Sale Proceeds shall be held in trust for the benefit of the Purchaser and NMHC, as provided above, unless the Purchaser shall have consented in writing that such proceeds may be otherwise utilized by the Seller, such consent not to be unreasonably withheld or delayed, provided that the Seller can demonstrate to the Purchaser's reasonable satisfaction that the utilization of such proceeds by the Seller will not prejudice the rights of the Purchaser or NMHC, in light of existing circumstances, under Article VIII of this Agreement.

     (b) Following the Closing, and for a period of two years following the Closing, the Seller shall not (i) create any Liens with respect to its assets, except Liens created for working capital financing purposes, (ii) not declare or pay any dividend or make any distribution in respect of capital stock of the Seller which would result in the material impairment of the Seller's ability to satisfy any indemnification obligation under Article VIII; provided, that subject to the foregoing, the Seller may distribute the Purchase Price and amounts equal to the amount of any income tax payable by the shareholders of the Seller in respect of income of the Seller after the date hereof, (iii) not dispose of any assets other than for fair market value or (iv) enter into transaction with Affiliates on terms which are not arm's length.

                                   ARTICLE VI

            CONDITIONS PRECEDENT TO OBLIGATIONS OF NMHC AND PURCHASER

     The obligations of NMHC and the Purchaser under this Agreement are subject to the satisfaction, at or before the Closing, of all the conditions set forth below. NMHC and the Purchaser may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by the Purchaser of any of its other rights or remedies, at law or in equity, if the Seller and/or any of the Owners is in default of any of the representations, warranties or covenants contained in this Agreement, except to the extent that such defaults are expressly waived.

     Section 6.01. Accuracy of Representations and Warranties. All representations and warranties by the Seller and the Owners contained in this Agreement or in any agreement or written statement delivered by the Seller or any of the Owners to the Purchaser pursuant to this Agreement that are qualified as to materiality will be true and correct in all respects and those not so qualified shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of that date.

     Section 6.02. Performance. The Seller will have performed, satisfied and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

     Section 6.03. No Material Adverse Change. There shall have been no material
adverse  change  in  the  Assets,  tangible  property,   condition,  results  of
operations or prospects of the Business since the date of this Agreement.

     Section 6.04. Certification by the Seller. The Purchaser will have received a certificate, dated the Closing Date, signed by the President of the Seller, on behalf of the Seller, certifying that the conditions specified in Sections 6.01,
6.02 and 6.03 hereof have been fulfilled in all respects, including, but not limited to, certified copies of all documentation of the Seller pertaining to authorization of the execution, delivery and performance of this Agreement and the Ancillary Agreements.

     Section 6.05. Absence of Litigation. No Action by or before any Governmental Authority pertaining to the transactions contemplated by this Agreement or to their consummation will have been instituted or threatened on or before the Closing Date.

     Section 6.06. Legal Prohibition. On the Closing Date, no Governmental Order shall be in effect prohibiting consummation of the transactions contemplated hereby or which would make the consummation of such transactions unlawful and no Action shall have been instituted and remain pending before a Governmental
Authority to restrain or prohibit the transactions contemplated by this Agreement and no adverse decision shall have been made by any such Governmental Authority which could materially and adversely affect the Business. No Law shall have been enacted the effect of which would be to prohibit, restrict, impair or delay the consummation of the transactions contemplated hereby or restrict or impair the ability of the Purchaser to own or conduct the Business.

     Section 6.07. Consents, Approvals, Permits, Licenses, Etc. All material authorizations, consents, waivers, approvals, orders, registrations, qualifications, designations, declarations, filings or other action required with or from any Governmental Authority (including, without limitation, receipt of Licenses to own and operate the Business as currently conducted) or third party (including, without limitation, all parties to each of the Assumed Contracts) and all other requirements of Law in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly obtained and shall be reasonably satisfactory to NMHC and the Purchaser and their counsel. Notwithstanding the foregoing, no such consent or approval with respect to a Nonassignable Contract shall be a condition to closing, provided that nothing in this Section 6.07 is included to relieve Seller of its obligations under the last paragraph of Section 2.01.

     Section 6.08. Employment Agreement. Patrick McLaughlin shall have entered, executed and delivered the Employment Agreement substantially in the form attached hereto as Exhibit 6.08.

     Section 6.09. Escrow Agreement. The Purchaser, the Seller and the Escrow Agent shall have entered into the Escrow Agreement substantially in the form attached hereto as Exhibit 6.09.


     Section 6.10. Closing Matters. All proceedings to be taken by the Seller in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Purchaser and their counsel.

     Section 6.11. Opinion. NMHC and the Purchaser shall have received a legal opinion, dated the Closing Date, from Lombardi, Reinhard, Walsh & Harrison P.C., counsel to the Seller substantially in the form attached hereto as Exhibit 6.11.

     Section 6.12. Subsidiary Opinion. NMHC and the Purchaser shall have received an opinion, dated the Closing Date, from Iseman, Cunningham, Reister & Hyde, L.L.P., counsel to the IPA Sub substantially in the form attached hereto as Exhibit 6.12.

     Section 6.13. Delivery of Financial Statements. The Seller shall have prepared and delivered to NMHC and the Purchaser such financial statements, prepared in accordance with generally accepted accounting principles covering such periods as NMHC and the Purchaser may request.

     Section 6.14. Financing. The Purchaser or NMHC shall have obtained funds from a financial institution necessary to fund the Purchase Price.

     Section 6.15. Temporary Services Agreement. The Purchaser and the Seller shall have entered into the Temporary Services Agreement substantially in the form attached hereto as Exhibit 6.15.

     Section 6.16. Consulting Agreement. Christopher DelVecchio shall have executed and delivered to the Purchaser the consulting agreement in the form attached hereto as Exhibit 6.16.

     Section 6.17. Trademark Assignments. The Seller shall have executed and delivered to the Purchaser the trademark assignments in the form attached hereto as Exhibit 6.17.

     Section 6.18. Bank Release. The Seller shall have paid off all loans due to M&T Bank and shall have delivered to the Purchaser a payoff letter and UCC-3 termination statement from M&T Bank or other written evidence satisfactory to the Purchaser evidencing the termination of M&T Bank's security interest in the Assets.

Section 6.19.  IPA Sub.

     (a) Each of the directors of the IPA Sub shall have resigned and delivered letters of resignation, and the IPA Sub shall have duly appointed Bert E. Brodsky as the sole director of the IPA Sub effective at the time of the Closing.

     (b)  The  Seller  shall  have  delivered  to  the  Purchaser   certificates
representing all the outstanding shares of capital stock of the IPA Sub, accompanied by a duly executed stock power effecting the transfer of such shares.

                                  ARTICLE VII

                CONDITIONS PRECEDENT TO OBLIGATIONS OF the SELLER


     The obligations of the Seller under this Agreement are subject to the satisfaction, at or before the Closing, of all the conditions set forth below. The Seller may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by the Seller of any of its other rights or remedies, at law or in equity, if NMHC or the Purchaser is in default of any of the representations, warranties or covenants contained in this Agreement, except to the extent that such defaults are expressly waived.

     Section 7.01. Accuracy of Representations and Warranties. All representations and warranties by NMHC and the Purchaser contained in this Agreement or in any agreement or written statement delivered by NMHC and the Purchaser to the Seller or any of the Owners pursuant to this Agreement that are qualified as to materiality will be true and correct in all respects and those not so qualified will be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of that date.

     Section 7.02. Performance. NMHC and the Purchaser will have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

     Section 7.03. Certification by the Purchaser. The Seller will have received a certificate, dated the Closing Date, signed by the President of NMHC, on behalf of NMHC and the Purchaser, certifying that the conditions specified in Sections 7.01 and 7.02 hereof have been fulfilled in all respects, including, but not limited to, certified copies of all documentation of the Purchaser pertaining to authorization of the execution, delivery and performance of this Agreement and the Ancillary Agreements.

     Section 7.04. Stock Options. NMHC shall have duly executed and delivered to each of the Christopher DelVecchio, Patrick McLaughlin, Mark G. Roach, Mark Cieslinski, Richard Billington and Danny J. Wheeler, with respect to an aggregate of 450,000 shares of Common Stock, an option agreement substantially in the form attached hereto as Exhibit 7.04.

     Section 7.05. Employment Agreement. The Purchaser shall have duly executed and delivered the employment agreement in the form attached hereto as Exhibit 6.08.


     Section 7.06. Consulting Agreement. The Purchaser shall have executed and delivered the consulting agreement in the form attached hereto as Exhibit 6.16.

                                  ARTICLE VIII

                                 INDEMNIFICATION


Section 8.01.  Indemnification by NMHC and the Purchaser.

     (a) Subject to the  limitations  provided in Section 8.01(b) and subject to
Section 8.05 in the case of subclause (i) below, NMHC and the Purchaser shall, jointly and severally, indemnify, defend and hold harmless each of the Owners, the Seller, its Affiliates and its employees, officers, directors and shareholders (collectively, the "Seller Indemnified Parties") against, and reimburse any Seller Indemnified Party for, any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind (including in respect of any Action brought by any Governmental Authority or any other Person) including reasonable attorneys' and consultants' fees and expenses and other legal costs and expenses reasonably incurred in prosecution, investigation, remediation, defense or settlement (collectively, "Losses"), that such Seller Indemnified Party may at any time suffer or incur, or become subject to, as a result of or in connection with:

               (i) the inaccuracy of any representations and warranties made by NMHC and the Purchaser in this Agreement (without regard to any materiality qualifier contained in such representation or warranty);

               (ii) any failure by NMHC or the Purchaser to perform any of their respective covenants or agreements under this Agreement or any of the Ancillary Agreements; and

              (iii) any Assumed Liability; and

               (iv) the Purchaser's ownership or use of the Assets or conduct of the Business as of and following the time the Closing except those arising out of an act or omission of the Seller for which any Purchaser Indemnified Party is entitled to indemnification (without regard to any threshold or limitation) under this Agreement.

     (b) Notwithstanding any other provision in this Agreement to the contrary, neither NMHC nor the Purchaser shall be required to indemnify, defend or hold harmless any Seller Indemnified Party against or reimburse any Seller Indemnified Party for any Losses pursuant to Section 8.01(a)(i) unless:

               (i) such Seller Indemnified Party has notified NMHC and the Purchaser in writing in accordance with Section 8.03(a) of a claim with respect to such matters within the applicable survival period set forth in Section 8.05;

               (ii) the aggregate Losses resulting from, arising out of, relating to or in the nature of or caused by the breach (or alleged breach) of any representation or warranty of NMHC and the Purchaser exceeds $100,000, at which point NMHC and the Purchaser will be obligated to indemnify the Seller Indemnified Party from and against all Losses in excess of such threshold; and

               (iii) NMHC and the Purchaser's maximum aggregate liability hereunder shall not exceed $6,000,000. Notwithstanding the foregoing, the limitation on liability imposed by this subparagraph (iii) shall not apply to Losses relating to Section 4.03 and the Assumed Liabilities.

Section 8.02.  Indemnification by the Seller and the Owners.

     (a) Subject to the  limitations  provided in Section 8.02(b) and subject to
Section 8.05 hereof in the case of subclause (i) below, the Seller and each of the Owners, jointly and severally, shall indemnify, defend and hold harmless NMHC and the Purchaser, their Affiliates and their respective employees, officers, directors and stockholders (collectively, the "Purchaser Indemnified Parties") against, and reimburse any Purchaser Indemnified Party for, any and all Losses that such Purchaser Indemnified Party may at any time suffer or incur, or become subject to, as a result of or in connection with:

               (i) the inaccuracy of any representations and warranties made by the Seller or the Owners in this Agreement (without regard to any materiality qualifier contained in such representation and warranty);

               (ii) any failure by the Seller or the Owners to perform any of their respective covenants or agreements under this Agreement or any of the Ancillary Agreements;

              (iii) any Excluded Liability;

               (iv) any Loss incurred by NMHC or the Purchaser as a result of non compliance by the Seller with any applicable bulk transfer or similar Laws;

               (v) the claim described on Exhibit C to the Seller Disclosure Schedule; and

               (vi) any Excluded IPA Sub Liabilities.

     (b) Notwithstanding any other provision in this Agreement to the contrary, the Seller and the Owners shall not be required to indemnify, defend or hold harmless any Purchaser Indemnified Party against or reimburse any Purchaser Indemnified Party for any Losses pursuant to Section 8.02(a)(i) unless:

               (i) such Purchaser Indemnified Party has notified the Seller in writing in accordance with Section 8.03(a) of a claim with respect to such matters within the applicable survival period set forth in
          Section 8.05;

               (ii) the aggregate Losses resulting from, arising out of, relating to or in the nature of or caused by the breach (or alleged breach) of any representation or warranty of the Seller exceeds $100,000 at which point the Seller and the Owners will be obligated to indemnify the Purchaser Indemnified Party from and against all Losses in excess of such threshold); and

               (iii)  (x)  the  Seller's  maximum  liability  shall  not  exceed
          $6,000,000; (y) the Owner's maximum aggregate liability shall not exceed $2,000,000; provided that in no event shall such maximum aggregate liability of the Seller and the Owners exceed $6,000,000; and (z) each Owner's maximum individual liability hereunder shall not exceed his pro rata portion of $2,000,000 based on the ratio that the number of shares of Common Stock held by such Owner bears to the total number of shares of Common Stock held by all Owners, except in the case of the Seller's or an Owner's fraud, intentional misrepresentation or willful misconduct, in which case the Seller's and any such Owners' liability shall not be so limited. Notwithstanding the foregoing, (A) the limitation on liability imposed by this subparagraph (iii) shall not apply to any Losses relating to Sections 3.04, 3.09, 3.13, 3.14(b) or 3.15 and (B) the remedies provided the Purchaser and NMHC under Section 8.09(b) shall be in addition to the limitations on liability of the Owners imposed by this subparagraph (iii).

Section 8.03.  Notification of Claims.

     (a) A party that may be entitled to be indemnified pursuant to Section 8.01 or Section 8.02 (the "Indemnified Party") shall as soon as practicable notify the party liable for such indemnification (the "Indemnifying Party") in writing of any pending or threatened claim or demand which the Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement (including a pending or threatened claim or demand asserted by a third party against the Indemnified Party), describing in reasonable detail, to the extent known by the Indemnified Party, the facts and circumstances with respect to the subject matter of such claim or demand; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article VIII except and only to the extent the Indemnifying Party is prejudiced by such failure.

     (b) If the Indemnified Party shall notify the Indemnifying Party of any claim or demand pursuant to Section 8.03(a), and if (i) such claim or demand relates to a pending or threatened claim or demand asserted by a third party (a "Third Party Claim") against the Indemnified Party which the Indemnifying Party acknowledges is a claim or demand as to which it must indemnify, defend and hold harmless the Indemnified Party against or reimburse the Indemnified Party for under Section 8.01 or Section 8.02, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder,
(iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedent custom or practice adverse to the continuing business interests of the Indemnified Party or impose a significant limitation on the Indemnified Party's ability to do business in the future, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently, then the Indemnifying Party shall have the right to defend such claim or demand and if it elects to defend such claim or demand, it shall employ counsel reasonably acceptable to the Indemnified Party to defend such claim or demand asserted against the Indemnified Party. The Indemnified Party and the Indemnifying Party shall each have the right to participate in the defense of any claim or demand for which it is not controlling the defense, at its own expense; provided, that the reasonable fees and expenses of counsel for the Indemnified Party shall be borne by the Indemnifying Party if (i) the Indemnified Party has been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to any other party defending such claim or demand and (ii) counsel have advised that a conflict of interest exists between the Indemnifying Party and another party. The Indemnifying Party shall notify the Indemnified Party in writing, as promptly as possible (but in any case at a time sufficiently before the due date for the answer or response to a claim so as to allow the Indemnified Party reasonable time to answer or respond in the event the Indemnifying Party fails to assume the defense of such action) after the date of the notice of claim given by the Indemnified Party to the Indemnifying Party under Section 8.03(a), of its election to defend in good faith any such third party claim or demand. So long as the Indemnifying Party is actively and diligently defending in good faith any such claim or demand asserted by a third party against the Indemnified Party, the Indemnified Party shall not settle or compromise such claim or demand and, in any event, shall not enter into any such settlement or compromise without giving at least five Business Days' prior written notice thereof to the Indemnifying Party. The Indemnified Party shall make available to the Indemnifying Party or its agents all records and other materials in the Indemnified Party's possession reasonably required by the Indemnifying Party for its use in defending any third party claim or demand. Whether or not the Indemnifying Party elects to defend any such claim or demand, the Indemnified Party shall have no obligations to do so. The Indemnifying Party shall not settle or compromise any such claim or demand, unless the Indemnified Party is given a full, complete and unconditional release of any and all liability by all relevant parties relating thereto.

     (c) Within 30 days after a party obtains knowledge that it has sustained any Losses not involving a Third Party Claim which such party reasonably believes may give rise to a claim for indemnification from another party hereunder, such Indemnified Party shall deliver notice of such claim to the Indemnifying Party, together with a brief description of the facts and data which support the claim for indemnification; provided, however, that failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its indemnification obligations hereunder, except to the extent that the Indemnifying Party is actually prejudiced thereby. Any such notice must be made to the Indemnifying Party not later than the expiration of the applicable survival period specified in Section 8.05 below. If the Indemnifying Party does not notify the Indemnified Party within 45 days following its receipt of such notice that the Indemnifying Party disputes its liability to the Indemnified Party under this Article VIII, such claim specified by the Indemnified Party in such notice shall be conclusively deemed a liability of the Indemnifying Party under this Article VIII and the Indemnifying Party shall pay the amount of such claim to the Indemnified Party on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined. If the Indemnifying Party has timely disputed its liability with respect to such claim, as provided above, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved in accordance with the provisions of Section 10.10(a) hereof.

     Section 8.04. Certain Adjustments. For all purposes of this Article VIII, "Losses" shall be net of (a) any insurance benefits actually paid to the Indemnified Party from insurance policies in connection with the facts giving rise to the right of indemnification (net of any insurance premiums paid on the policy related thereto) and (b) if subsequent to receiving any indemnification payment as provided in this Article VIII, any Indemnified Party receives any insurance benefits in connection with the relevant Losses, it shall promptly pay to the Indemnifying Party the amount of such insurance benefits, but in any event not exceeding the amount of such indemnification payment. The Indemnified Party shall use its reasonable efforts to make insurance claims relating to any claim for which it is seeking indemnification pursuant to this Article VIII; provided that the Indemnified Party shall not be obligated to make such an insurance claim if the Indemnified Party in its reasonable judgment believes that the cost of pursuing such an insurance claim together with any corresponding increase in insurance premiums or other charge backs to the Indemnified Party, as the case may be, would exceed the value of the claim for which the Indemnified Party is seeking indemnification.

     Section 8.05. Survival of Representations and Warranties. All of the representations and warranties contained in this Agreement shall survive the Closing hereunder and continue in full force and effect for a period of two (2) years following Closing, regardless of any investigation made by the Purchaser or the Seller or on their behalf, except (a) as to any matters with respect to which a bona fide written claim shall have been made or an action at law or in equity shall have commenced before such date, in which event survival shall continue (but only with respect to, and to the extent of, such claim) until the final resolution of such claim or action, including all applicable periods for appeal, (b) the representations and warranties set forth in Sections 3.04, 3.13, 3.14(b) and 3.15 shall be of unlimited duration and (c) the representations and warranties set forth in Section 3.09 shall survive until 30 days following the expiration of any applicable statute of limitations. Notwithstanding the foregoing, the Owner's indemnity for breaches of representations and warranties shall survive the Closing and continue in full force and effect for a period of 14 months following Closing, regardless of any investigations made by the Purchaser, except that such indemnity shall continue as to the matters and circumstances identified in clauses (a), (b) and (c) of the immediately preceding sentence.

     Section 8.06. Other Indemnification Provisions. The remedies provided herein shall be the exclusive remedies of each of the parties hereto with respect to any Losses arising out of the transactions contemplated hereby; provided, however, that (i) the parties hereto shall be entitled to an injunction or other equitable relief to prevent breaches of this Agreement, to enforce specifically the terms and provisions of this Agreement or to seek any other remedy to which they are entitled in equity; and (ii) nothing herein shall preclude a party from bringing an action for fraud.

     Section 8.07. Escrow Agreement. The Seller and each of the Owners agree that the Escrowed Cash shall be deposited with the Escrow Agent in accordance with the terms of the Escrow Agreement to secure the indemnification obligations of the Seller and each of the Owners under this Agreement. The Escrowed Cash shall be released from escrow and distributed to the Seller in accordance with the terms of the Escrow Agreement.

     Section 8.08. Order of Demand. In the event that the parties are not able to negotiate a mutually satisfactory resolution of a claim brought under this
Article VIII, and a Purchaser Indemnified Party obtains a judgment against the Seller or any of the Owners in respect of such claim, such Purchaser Indemnified Party shall seek to enforce such judgment against the Seller prior to seeking enforcement against the Owners, provided that if such judgment has not been satisfied in full within ten (10) days of the time such judgment is entered against the Seller, such Purchaser Indemnified Party shall be permitted to seek enforcement of such judgment against the Owners. Nothing in this Section 8.08 is intended to operate as a waiver by the Purchaser or NMHC of any of their rights hereunder, including their right to assert and adjudicate claims against the Owners pursuant to the terms of this Agreement.

Section 8.09.  Additional Limitation.

     (a) Notwithstanding anything to the contrary contained herein, (i) the representations and warranties of the Owners set forth in Section 3.26 shall survive the Closing and continue in full force and effect for a period of 180 days following the Closing, regardless of any investigation made by the Purchaser or NMHC on their behalf and (ii) the Seller shall not be deemed to have made the representations and warranties set forth in Section 3.26 and shall not have any indemnity obligations under this Article VIII with respect to any breach of the representations and warranties set forth in Section 3.26. (b) In order to further secure their indemnification obligations under this Article VIII, and notwithstanding anything to the contrary contained in this Agreement, the Seller and the Owners agree that the Purchaser and NMHC shall deduct from the amounts of the First Contingent Amount, the Second Contingent Amount and the Additional Incentive Payment which may become payable hereunder the amounts of any Losses ("Claimed Losses") for which any Purchaser Indemnified Party has submitted a bona fide claim under Article VIII of this Agreement with respect to an alleged breach by any Owner of any of the representations and warranties set forth in Section 3.26. In the event that it is ultimately determined in accordance with the terms of this Agreement that such Purchaser Indemnified Party is not entitled to indemnification for all or a portion of such Claimed Losses, the Purchaser shall promptly pay to the Seller any amounts that had been deducted by the Purchaser under the immediately preceding sentence in respect of the disallowed Claimed Losses (the "Disallowed Amount"), to the extent not previously paid, together with interest on the Disallowed Amount at the rate of 9% per annum.

                                   ARTICLE IX

                                   TERMINATION

     Section 9.01. Termination of Agreement. The parties may terminate this Agreement as provided below:

     (a) The Purchaser, NMHC, the Owners holding a majority in voting power of the capital stock of the Seller, and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

     (b) NMHC and the Purchaser may terminate this Agreement by giving written notice to the Seller and the Owners at any time prior to the Closing (i) in the event the Seller or any Owner has breached any representation, warranty or covenant contained in this Agreement in any respect (in the case of any representation or warranty qualified by materiality) or in any material respect (in the case of any representation or warranty without any materiality qualification), the Purchaser has notified the Seller of the breach, and the breach has continued without cure for a period of five (5) days after the notice of breach or (ii) if the Closing shall not have occurred on or before January 31, 2002, or such later date as the parties may agree, other than through a failure of NMHC and the Purchaser to fulfill their obligations hereunder; and

     (c) The Seller may terminate this Agreement by giving written notice to NMHC and the Purchaser at any time prior to the Closing (i) in the event NMHC and the Purchaser have breached any representation, warranty or covenant contained in this Agreement in any respect (in the case of any representation or warranty qualified by materiality) or in any material respect (in the case of any representation or warranty without a materiality qualifier), the Seller has notified NMHC and the Purchaser of the breach, and the breach has continued without cure for a period of five (5) days after the notice of breach or (ii) if the Closing shall not have occurred on or before January 31, 2002, or such later date as the parties may agree, other than through a failure of the Seller to fulfill its obligations hereunder.

     (d) The Seller or NMHC may terminate this Agreement if the Seller has been notified by Purchaser that neither the Purchaser nor NMHC has obtained funds from a financial institution necessary to fund the Purchase Price.

     Section  9.02.  Effect of  Termination.

     (a) If any party terminates this Agreement pursuant to Section 9.01 above, all rights and obligations of the parties hereunder shall terminate without any liability of any party to any other party (except for any liability of any party then in breach).

     (b) In the event that the Seller  terminates  this  Agreement  pursuant  to
Section 9.01(d), Purchaser shall pay the Seller $500,000 as a termination fee, and neither Purchaser nor NMHC shall have any additional liability to the Seller or the Owners hereunder whatsoever.

                                   ARTICLE X

                               GENERAL PROVISIONS

     Section 10.01. Effect of Due Diligence. No investigation by or on behalf of NMHC and the Purchaser into the business, operations, prospects, assets or condition (financial or otherwise) of the Business shall diminish in any way the effect of any representations or warranties made by the Seller and the Owners in this Agreement or shall relieve the Seller or any of the Owners of any of its or his obligations under this Agreement.

     Section 10.02. Expenses. Except as may be otherwise specified herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred. Notwithstanding the foregoing, NMHC agrees to reimburse the Seller for its out-of-pocket auditing expenses incurred in connection with the preparation of the "carve-out" financial statements relating to the Business, up to a maximum of $125,000, in the event that the Closing does not occur due solely to the Purchaser's inability to obtain funds sufficient to fund the Purchase Price.

     Section 10.03 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile (followed by delivery of a copy via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.03):

                  (a)      if to the Seller or the Owners:

                           23 British American Boulevard
                           Latham, New York   12110
                           Attention:  Christopher DelVecchio

                           with a copy to (which shall not constitute notice):

                           Lombardi, Reinhard, Walsh & Harrison, P.C.
                           111 Winners Circle
                           Albany, New York  12205
                           Attention: Gary L. Lombardi, Esq.

                  (b)      if to NMHC and the Purchaser:

                           26 Harbor Park Drive
                           Port Washington, NY  11050
                           Attention: David Gershen
                           Telecopier:  (516) 626-0343

                           with a copy to (which shall not constitute notice):

                           Fulbright & Jaworski L.L.P.
                           666 Fifth Avenue
                           New York, New York  10103
                           Attention: Steven I. Suzzan, Esq.
                           Telecopier:  (212) 318-3400

     Section 10.04. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 10.05. Severability. If any term or other provision of this Agreement is held invalid, illegal or incapable of being enforced by any Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

     Section 10.06. Entire Agreement. This Agreement and the Ancillary Agreements constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof, including, without limitation, any purported or actual summary of terms that may have been provided by one party to another.

     Section 10.07. Assignment. This Agreement shall not be assigned by operation of Law or otherwise.

     Section 10.08. No Third-Party Beneficiaries. Except as provided in Article VIII, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including without limitation under Section 5.14 of this Agreement.

     Section 10.09. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by the Seller, the Owners holding a majority in voting power of the outstanding shares of capital stock of the Seller, NMHC and the Purchaser.

Section 10.10.  Arbitration; Governing Law; Submission to Jurisdiction, Waivers.

     (a) Arbitration. In the event that any dispute, disagreement or controversy arises out of or relates to or concerns any rights, obligations or other aspect of this Agreement, any party may notify the others in writing within 30 days of the circumstances giving rise to such dispute. If the Purchaser, NMHC, the Owners and the Seller are not able to resolve such dispute within 30 days of the applicable party's receipt of notice of such dispute hereunder, such dispute shall promptly be submitted to arbitration in New York City or Nassau County, New York (if a claim is made by the Seller or an Owner) or in Albany, New York (if a claim is made by the Purchaser or NMHC), in all cases before the American Arbitration Association (the "AAA") in accordance with the commercial arbitration rules of the AAA. Following the determination of the venue of an arbitration proceeding in accordance with the preceding sentence, any other claim asserted by a party hereunder at or about the time of the original claim shall be arbitrated in the same venue. The arbitration tribunal shall be composed of three arbitrators, one of which shall be appointed by the Purchaser within 10 business days of the end of the 30-day period referred to above, one of which shall be appointed by the Seller within 10 business days of the end of the 30-day period referred to above, and the third to be appointed by the other two arbitrators. The arbitrators will be directed to resolve such dispute, disagreement or controversy. The award of the arbitrator shall be enforceable in any court of competent jurisdiction. Notwithstanding the foregoing, any party shall be entitled to seek injunctive relief or other equitable remedies from any court of competent jurisdiction.

     (b) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflict of laws.

     Section 10.11. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

     Section 10.12. Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

     Section 10.13. Specific Performance. Each party acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each party agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

     IN WITNESS WHEREOF, the Seller, NMHC and the Purchaser have caused this Agreement to be executed by their respective officers thereunto duly authorized, and the Owners have executed this agreement, as of the date first written above.



                                      NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.



                                      By:___________________________________
                                          Name:
                                          Title:

                                      HSL ACQUISITION CORP.



                                      By:_____________________________
                                         Name:
                                         Title:

                                      HEALTH SOLUTIONS, LTD.


                                      By:__________________________________
                                         Title:


                                      OWNERS:



                                     __________________________________
                                         Fred Cohen

                                     __________________________________
                                        Ronald J. Isaacs

                                     __________________________________
                                        Alan K. Kadish

                                     __________________________________
                                        Gerald A. Pedinotti

                                     __________________________________
                                        Charles A. Hartman

                                     __________________________________
                                        Rocco F. Giruzzi, Jr.

                                     __________________________________
                                        Joseph M. Lapentina

                                     __________________________________
                                        Christopher DelVecchio

                                     __________________________________
                                        Dominick A. Bizzarro

                                     __________________________________
                                        Danny J. Wheeler

                                     __________________________________
                                        Patrick J. McLaughlin



                                Table of Contents
                                   (continued)

                                  Schedule 2.05
                               Contingent Payments

                                   To Follow